                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             WebLink Wireless, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [WEBLINK LOGO]
                          3333 LEE PARKWAY, SUITE 100
                              DALLAS, TEXAS 75219

                                                                   March 1, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 9:00AM, local time, on April 5, 2000, in the Linquist Center on the 4th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of WebLink Wireless, Inc.

     The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                            Sincerely yours,

                                            /s/ JOHN D. BELETIC

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                                 [WEBLINK LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 5, 2000

                                                                   March 1, 2000

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WebLink Wireless, Inc., a Delaware corporation (the "Company"), will be held in the Linquist Center on the 4th floor of the Company's offices at 3333 Lee Parkway, Dallas, Texas 75219 on April 5, 2000 at 9:00 AM, local time, for the following purposes:

        1. To elect a Board of Directors consisting of seven members.

        2. To consider and vote upon a proposal to approve the Company's 2000 Flexible Incentive Plan.

        3. To consider and vote upon a proposal to amend the Company's Nonqualified Formula Stock Option Plan for Non-Employee Directors.

        4. To ratify the appointment of Arthur Andersen LLP to continue as the independent auditors of the Company to serve as such at the pleasure of the Board of Directors.

        5. To consider and vote upon any other matter that may be properly brought before the meeting.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on February 10, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

     A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any proper purpose during normal business hours at the offices of the Company for a period of at least ten
(10) days preceding the Annual Meeting.

     The Board of Directors recommends that you vote FOR: (i) the Board's nominees for director, (ii) the approval of the 2000 Flexible Incentive Plan,
(iii) the approval of the amendments to the Nonqualified Formula Stock Option Plan for Non-Employee Directors, and (iv) the appointment of the independent auditors.

                                            By Order of the Board of Directors,

                                            /s/ FREDERICK G. ANDERSON

                                            Frederick G. Anderson
                                            Vice President, General Counsel and
                                            Secretary

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                 [WEBLINK LOGO]

                                PROXY STATEMENT
                              DATED MARCH 1, 2000

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 5, 2000

     The accompanying proxy is solicited by the Board of Directors (the "Board") of WebLink Wireless, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held April 5, 2000 (the "Annual Meeting"), and any adjournments thereof. When the proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's stockholders for approval. Abstentions will not be voted, but will be counted for determining the presence of a quorum. Broker non-votes will not be counted for any purpose. Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the meeting consist of shares of Class A Convertible Common Stock of the Company (the "Common Stock"), with each share entitling the holder of record to one vote. At the close of business on February 10, 2000, the record date for the Annual Meeting, there were outstanding 37,926,525 shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 1, 2000.

     In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, e-mail, mailgram, facsimile, telegraph, cable and personal interview. The Company will bear all expense for the solicitation of proxies and has not retained a solicitation firm.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Seven members of the Board will be elected at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders or until their successors are elected and qualified. The seven nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the meeting will be elected directors of the Company (assuming a quorum is present). The Company has no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees becomes unable or unwilling to serve.

     The following persons have been nominated by the Board for election to the Board of Directors:

                       NAME                          AGE                    POSITION
                       ----                          ---                    --------
John D. Beletic....................................  48    Chairman and Chief Executive Officer
Leigh J. Abramson(1)(2)............................  31    Director
Albert C. Black, Jr. ..............................  40    Director
Guy L. de Chazal(1)................................  52    Director
Steven B. Dodge....................................  54    Director
Michael C. Hoffman.................................  37    Director
Pamela D.A. Reeve(1)(2)............................  50    Director

---------------

(1) Member of Compensation Committee during 1999
(2) Member of Audit Committee during 1999

     John D. Beletic, Chairman and Chief Executive Officer. Mr. Beletic joined the Company as President and a director in March 1992. Mr. Beletic also became Chief Executive Officer of the Company in February 1994 and Chairman of the Company's Board in August 1994. In November 1997, Mr. Beletic continued as the Chairman and Chief Executive Officer with N. Ross Buckenham assuming the position of President. Prior to joining the Company, Mr. Beletic spent a year in venture capital, and he served for five years as President and Chief Executive Officer of The Tigon Company ("Tigon"), a leading voice mail service provider. Tigon was acquired by Ameritech Development Corporation, a wholly-owned subsidiary of American Information Technologies Corporation in 1988. Mr. Beletic earned his bachelor's degree in finance from Cincinnati's Xavier University and his MBA from the Harvard Business School. Mr. Beletic currently serves as a director of TESSCO Technologies, Inc., iPass, Inc. and Triton PCS Holdings, Inc. Within the messaging industry, Mr. Beletic currently serves as a director of the Personal Communications Industry Association.

     Leigh J. Abramson, Director. Mr. Abramson has been a Director of the Company since August 1994. He is currently a Principal of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and of Morgan Stanley Dean Witter Capital Partners. Mr. Abramson has been with Morgan Stanley since 1990, first in the Corporate Finance Division and, since 1992, in the Private Equity Division. Mr. Abramson is also a Director of Silgan Holdings. Mr. Abramson was designated by Morgan Stanley Capital Partners III, L.P. ("MSCP III") pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders of the Company dated as of May 10, 1996, as amended (the "Stockholders Agreement"). See "Certain Relationships and Related Transactions -- Election of Directors."

     Albert C. Black, Jr., Director. Mr. Black has been a director of the Company since February 2000. He is currently Chairman of the Board, President and Chief Executive Officer of On-Target Supplies & Logistics, Ltd., a privately-held distributor of office supplies and equipment and administrator of warehousing and delivery. Mr. Black is also Chairman of the Board of the Greater Dallas Chamber of Commerce, a director of the Dallas Black Chamber of Commerce and Chase Bank of Texas, and the Finance Chairman of the Board of Regents of Texas Southern University.

     Guy L. de Chazal, Director. Mr. de Chazal has been a Director of the Company since June 1989. Mr. de Chazal is a Managing Director of Morgan Stanley and is President and a general partner of Morgan Stanley Dean Witter Venture Partners. Mr. de Chazal joined Morgan Stanley in 1984. Mr. de Chazal is also a director of several private companies. Mr. de Chazal was designated by Morgan Stanley Venture Capital Fund, L.P.("MSVCF") pursuant to the Stockholders Agreement. See "Certain Relationships and Related Transactions -- Election of Directors."

     Steven B. Dodge, Director. Mr. Dodge has been a Director of the Company since November 1998. Mr. Dodge is Chairman and Chief Executive Officer of American Tower Corporation ("ATC"), a leading independent owner and operator of wireless communications towers in the United States. Prior to joining ATC, Mr. Dodge founded and was the Chairman of the Board, President and CEO of American Radio Systems Corporation ("ARS"), an independent owner and operator of radio stations, a position he occupied from ARS' founding in November, 1993 until its merger with CBS Corporation. In addition, Mr. Dodge founded Atlantic Radio, L.P. in 1988, which was one of the predecessor entities of ARS. Prior to forming Atlantic Radio, L.P., Mr. Dodge founded and served as Chairman and CEO of American Cablesystems Corporation, a cable television company. Currently, Mr. Dodge is also a director of TD Waterhouse Group and Sensitech, Inc.

     Michael C. Hoffman, Director. Mr. Hoffman has been a Director of the Company since March 1999. Mr. Hoffman is a Managing Director of Morgan Stanley and of Morgan Stanley Dean Witter Capital Partners. Mr. Hoffman joined Morgan Stanley in 1986. Mr. Hoffman was designated by The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II") pursuant to the Stockholders Agreement. Mr. Hoffman is also a director of OrbLynx, Inc. and eAccess Limited. See "Certain Relationships and Related Transactions -- Election of Directors."

     Pamela D.A. Reeve, Director. Ms. Reeve has been a Director of the Company since April 1996. Ms. Reeve is President, Chief Executive Officer and Director of Lightbridge, Inc. ("Lightbridge") and has been with Lightbridge since 1989. Lightbridge develops and manages software used by wireless telecommunications companies across the United States to support sales and marketing applications. Prior to joining Lightbridge, Ms. Reeve spent eleven years at The Boston Consulting Group, with senior operating responsibility for the firm's Boston office. Prior to joining The Boston Consulting Group, Ms. Reeve worked with the National Endowment for the Humanities managing educational projects and with real estate development and manufacturing firms, primarily in operations and marketing. Ms. Reeve is also a director of Natural Microsystems, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Company's Board of Directors held four meetings in 1999. All of the directors attended 75% or more of the total number of meetings of the Board and committees of the Board on which they served.

     The Audit Committee of the Board recommends the firm to be employed as the Company's independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors with regard to the plan of audit, the audit report and the management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. During 1999, the members of the Audit Committee were Mr. Abramson, Ms. Reeve and Alejandro Perez. Mr. Perez does not plan to stand for re-election to the Board at the Annual Meeting. The Audit Committee held one meeting in 1999.

     The Compensation Committee of the Board is charged with reviewing executive compensation and administering the Company's Stock Option Plan and Flexible Incentive Plan (as defined herein). During 1999, its members were Mr. Abramson, Mr. de Chazal, Ms. Reeve and Arthur Patterson. Mr. Patterson does not plan to stand for re-election to the Board at the Annual Meeting. The Compensation Committee held four meetings in 1999.

     The Board does not have a nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Class A Common Stock as of January 31, 2000, (i) by each person known by the Company to own beneficially more than 5% of the outstanding Class A Common Stock, (ii) by each director of the Company, (iii) by the chief executive officer and each of the four most highly compensated officers other than the chief executive officer (the "Named Executive Officers"), and (iv) by all executive officers and directors of the Company as a group.

Except as otherwise indicated, each named person has voting and investment power over the listed shares, exercised solely by the named person or shared with a spouse.

                                                               SHARES OF      PERCENT OF
                                                                CLASS A        CLASS A
NAME AND ADDRESS OF BENEFICIAL OWNER                          COMMON STOCK   COMMON STOCK
------------------------------------                          ------------   ------------
The Morgan Stanley Leveraged Equity Fund II, L.P. ..........   8,476,518         23.0%
  1221 Avenue of the Americas,
  New York, NY 10020
Morgan Stanley Capital Partners III, L.P. ..................   5,072,672         13.7%
  1221 Avenue of the Americas,
  New York, NY 10020
Morgan Stanley Venture Capital Fund, L.P. ..................   2,154,071          5.8%
  1221 Avenue of the Americas,
  New York, NY 10020
Other Morgan Stanley-sponsored limited partnerships.........   1,103,802          3.0%
Mellon Bank, N.A., as Trustee for First Plaza Group
  Trust(1)..................................................   3,214,286          8.7%
  One Mellon Plaza,
  Pittsburgh, PA 15258
Pulsar......................................................   2,142,857          5.8%
  Av. Roble, No. 300 Mezzanine, Edificio Torre Alta
  Garza Garcia, N.L., Mexico C.P. 66265
Directors and Named Executive Officers:
John D. Beletic(2)..........................................     878,703          2.4%
N. Ross Buckenham(3)........................................     164,041             *
Frederick G. Anderson(4)....................................      61,165             *
E. Russell Villemez(5)......................................      28,333             *
Paul L. Turner(6)...........................................     108,232             *
Leigh J. Abramson...........................................          --             *
Albert C. Black, Jr. .......................................          --             *
Guy L. de Chazal............................................          --             *
Steven B. Dodge(7)..........................................      12,499             *
Michael C. Hoffman..........................................          --             *
Pamela D.A. Reeve(8)........................................      33,333             *
All directors and executive officers as a group(9)..........   1,796,300          4.7%

---------------

 * Denotes less than 1%

(1) Mellon Bank, N.A. ("Mellon") acts as the trustee for First Plaza Group Trust ("First Plaza"), a trust under and for the benefit of certain employee benefit plans of General Motors Company ("GM") and its subsidiaries. These shares may be deemed to be owned beneficially by General Motors Investment Management Company ("GMIMCo"), a wholly-owned subsidiary of GM. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo's business address is 767 Fifth Avenue, New York, New York. GMIMCo is serving as First Plaza's investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of Mellon's limited role, beneficial ownership of the shares by Mellon is disclaimed.

(2) Includes 344,700 shares of Common Stock issued pursuant to the Stock Option Plan and the Company's Stock Issuance Plan (both as defined herein). Includes 523,334 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the Stock Option Plan.

(3) Includes 162,333 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the Stock Option Plan.

(4) Includes 61,165 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the Stock Option Plan.

(5) Includes 28,333 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the Stock Option Plan.

(6) Includes 105,998 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the Stock Option Plan.

(7) Includes 12,499 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the 1996 Nonqualified Formula Stock Option Plan for Non-Employee Directors.

(8) Includes 33,333 stock options which are exercisable within the 60-day period commencing January 31, 2000, pursuant to the 1996 Nonqualified Formula Stock Option Plan for Non-Employee Directors.

(9) Includes 1,335,190 stock options which are exercisable within the 60-day period commencing January 31, 2000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Related Party Transactions

     As of January 31, 2000, John D. Beletic, Chairman and Chief Executive Officer of the Company, was indebted to the Company in the amount of $163,000 under three promissory notes. The first promissory note (the "First Note") was originally issued in January 1994 and renewed in January 1999 for $97,800 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 4.57% per annum. Interest on the outstanding balance was due annually beginning on January 28, 1995. The outstanding principal balance on the First Note was due on January 28, 2002. The second promissory note (the "Second Note") was issued in September 1997 for $16,300 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.81% per annum. Interest on the outstanding balance was due annually beginning on September 22, 1998. The outstanding principal balance on the Second Note is due September 22, 2000. The third promissory note (the "Third Note") was issued in January 1998 for $48,900 in connection with a stock option exercise by Mr. Beletic and bears interest at the rate of 5.7% per annum. Interest on the outstanding balance was due annually beginning on January 14, 1999. The outstanding principal balance on the Third Note is due on January 14, 2001. The First Note, the Second Note and the Third Note are all secured by the Common Stock owned by Mr. Beletic. The principal and accrued interest on such notes will be forgiven in the circumstances described below.

     Effective January 3, 2000, the Company entered into a Retention Agreement with John D. Beletic providing that Mr. Beletic will remain with the Company for the term of the agreement. The term of the agreement is one year, with automatic one-year renewals unless either party gives the other written notice of nonrenewal. Mr. Beletic will receive the annual base salary and will have the opportunity to earn annual and special bonuses as determined by the Board each year. Once determined by the Board, the salary and bonuses may not be amended adversely to Mr. Beletic without his consent. The Company may terminate the agreement for cause (as defined in the agreement) or if Mr. Beletic becomes disabled. Mr. Beletic may terminate the agreement for good reason (as defined in the agreement). Either party may terminate the agreement upon 30 days notice to the other party. If the Company terminates the agreement for any reason other than cause or the death or disability of Mr. Beletic, or if Mr. Beletic terminates the agreement for good reason, then the Company will pay Mr. Beletic the base salary and annual bonus due for the remainder of the then current term of the agreement, and if such termination occurs before a change in control of the Company (as defined in the agreement), the Company will also pay Mr. Beletic any special bonus due for the remainder of the then current term of the agreement. If the agreement is terminated by the Company due to the disability of Mr. Beletic, the Company will pay Mr. Beletic any special bonus whether earned or unearned at the time of disability. If the agreement is terminated due to the death of Mr. Beletic, Mr. Beletic will forfeit any unpaid annual bonus. If the agreement is terminated by the Company for cause or by Mr. Beletic for any reason other than good reason, Mr. Beletic will forfeit any unpaid annual or special bonuses. If any payment or distribution to Mr. Beletic by the Company will cause Mr. Beletic to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the Company will pay Mr. Beletic an additional amount such that, after payment of all taxes on the additional amount, Mr. Beletic retains an amount equal to such excise tax. The Company also agreed that all obligations of Mr. Beletic on his indebtedness to the Company described above will be suspended until and forgiven on January 3, 2001 if the agreement has not been previously terminated by the Company for cause or by Mr. Beletic for any reason other than good reason.

     Three directors of the Company are employees of Morgan Stanley. Morgan Stanley Senior Funding, Inc. ("MSSF"), an affiliate of Morgan Stanley, acted as Syndication Agent with respect to the Credit Agreement, dated as of March 23, 1999, among the Company, Bankers Trust Company, MSSF and various lenders. The Company paid MSSF an agency fee of $1.1 million for its services as Syndication Agent.

     On September 12, 1997, in connection with his promotion to the position of President of the Company, the Company entered into an agreement with N. Ross Buckenham providing for (i) payment to Mr. Buckenham of one half of his annual base salary upon termination of his employment for any reason other than death, disability, voluntary termination by Mr. Buckenham or termination for cause by the Company, and (ii) payment to Mr. Buckenham of $100,000 to compensate him for the expenses of moving his principal residence if his employment terminates for any reason other than voluntary termination or termination for cause.

  Election of Directors

     Pursuant to the Amended and Restated Stockholders Agreement among the Company and certain stockholders dated as of May 10, 1996, as amended (the "Stockholders Agreement"), MSLEF II, MSCP III, MSVCF, the Morgan Stanley Venture Capital Fund II, L.P. ("MSVCF II"), the Morgan Stanley Capital Investors, L.P. ("MSCI"), the MSCP 892 Investors, L.P. ("MSCP 892") and other Morgan Stanley sponsored limited partnerships (collectively, the "Morgan Stanley Shareholders") have the right to designate and have elected one-half of the members of the Board for so long as the total number of shares of voting and nonvoting common stock (the "Capital Stock") of the Company owned by the Morgan Stanley Shareholders constitutes at least 50% of the outstanding Capital Stock of the Company. If such ownership falls below 50%, the number of directors that the Morgan Stanley Shareholders will have the right to designate and have elected will be reduced to the number of directors which constitutes a percentage representation on the Board equal to the Morgan Stanley Shareholders' aggregate percentage ownership of the outstanding Capital Stock of the Company. The rights of each of MSLEF II, MSCP III, MSVCF and the MSVCF II to designate and have elected one member of the Board of Directors terminates once the total number of shares of Capital Stock of the Company owned by such stockholder falls below 7.5%. However, each such stockholder will continue to have such rights if its ownership of Capital Stock exceeds 2% and such stockholder has determined that the continued possession of such rights is necessary or desirable in order for such stockholder to qualify as a "venture capital operating company" within the meaning of Department of Labor Regulation Section 2510.3-101. MSVCF has made such a determination and continues, therefore, to have the right to designate and have elected one director.

     Accel Telecom L.P., Accel III, L.P. and Accel Investors 89, L.P. (collectively, "Accel") together have the right to designate one director for election to the Board of Directors so long as Accel owns at least 7.5% of the outstanding Capital Stock of the Company. As of the record date for the Annual Meeting, Accel did not have the right to designate a director for election at the Annual Meeting.

     The Morgan Stanley Shareholders, Accel, Pulsar, BT Investment Partners, Inc., Toronto Dominion Capital Group, Ltd. and John D. Beletic have agreed to vote all of their shares for all such designees.

     So long as the Morgan Stanley Shareholders hold securities representing at least 10% of the outstanding Capital Stock, the Company is required to maintain compensation and audit committees of its Board, each consisting of up to four directors, of which the Morgan Stanley Shareholders are entitled to designate up to two directors on each such committee. Those members of the Board who are not designated by the Morgan Stanley Shareholders are entitled to designate one director, and Accel is entitled to designate one director, on each such committee.

  Registration Rights

     The Stockholders Agreement provides that the parties thereto (collectively, the "Holders"), collectively have the right to "demand" an unlimited number of registrations. Pursuant to these demand rights, Holders of Capital Stock (the "Registrable Securities") may request in writing that the Company file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration of a number of shares equal to at least three million shares of Capital Stock or a lesser number if such number represents a majority of the Registrable Securities then outstanding. The Company is obligated within ten days of the receipt thereof to give written notice of such request to all Holders and to use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered within 20 days of such notice by the Company. Unless the Holders of a majority of the Registrable Securities to be registered shall consent in writing, no other party (including the Company) will be permitted to offer securities under such demand registration. Pulsar may also request that the Company file a registration under the Securities Act covering the registration of all of the Registrable Securities Pulsar owns. Pulsar may make no more than two such requests. The Company is not obligated to effect more than one demand registration in any six-month period.

     In the event the managing underwriter advises the Holders that the size of the offering is such that the success of the offering would be materially and adversely affected by inclusion of all Registrable Securities requested to be included, then the number of shares of Registrable Securities to be included in the underwriting will be reduced on a pro rata basis, provided that the Company will first reduce entirely all securities other than Registrable Securities to be included in such underwriting.

     The Stockholders Agreement also provides that if the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall promptly (but in no event less than 30 days before the filing date) give each Holder written notice of such registration, and such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as such Holder may request. Subject to certain restrictions, upon the written request of each Holder given within 20 days after delivery of such notice by the Company, the Company shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

     If the underwriters determine that the total amount of securities requested to be included in any such offering would materially and adversely affect the success of such offering, the Company will be required to include in the offering, in addition to any shares to be registered by the Company, only that number of such Registrable Securities that the underwriters determine in their sole discretion would not affect the success of such offering.

     The registration rights provisions of the Stockholders Agreement terminate four years after the Company's initial public offering, which occurred on June 13, 1996.

  Restrictions on Transfer

     Under the Stockholders Agreement, if MSCP III, MSLEF II, MSCI and MSCP 892 (collectively, the "MS Merchant Banking Funds") propose to transfer (other than in a sale to the public) shares which, taken together with any prior transfers by the MS Merchant Banking Funds, represent more than 10% of the shares owned by them on the date of the Stockholders Agreement, the Holders have a right to require the transferee to purchase their shares on a pro rata basis.

     The Stockholders Agreement also provides for certain restrictions on the transfer of shares of Capital Stock by holders thereof subject to Regulation Y of the Board of Governors of the Federal Reserve System.

  Restrictions on Amendment of Certificate of Incorporation

     The Company will not amend the Company's Amended and Restated Certificate of Incorporation or By-laws to eliminate the right of stockholders of the Company to take action upon written consent of the holders of a majority of the outstanding shares of Common Stock without a meeting, without prior notice and without a vote as provided in the Company's Bylaws, so long as the MS Merchant Banking Funds hold at least 7.5% of the Company's Capital Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons during the year ended December 31, 1999, were made on a timely basis.

EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the Named Executive Officers for services rendered in the fiscal years ending December 31, 1999, 1998, and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                      ANNUAL          ------------
                                                  COMPENSATION(1)      SECURITIES
                                                -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS      OPTIONS(2)    COMPENSATION(3)
---------------------------              ----   --------   --------   ------------   ---------------
John D. Beletic.......................   1999   $376,013   $691,937     200,000          $18,045
Chairman and Chief Executive Officer     1998    323,616    454,480     400,000           16,110
                                         1997    279,171    358,599     300,000           15,743
N. Ross Buckenham.....................   1999    240,385    259,470     150,000           11,634
President                                1998    210,000    139,536     100,000           82,079(4)
                                         1997    167,692     63,261     160,000           25,800
Frederick G. Anderson.................   1999    195,192    163,929      55,000           12,144
Vice President, General Counsel and      1998    173,231     64,851      80,000           10,610
Secretary                                1997     55,577     22,388      70,000            2,796
E. Russell Villemez...................   1999    179,308    147,929      65,000           11,327
Vice President, Information Technology   1998     36,923     16,238     100,000            2,512
and Chief Information Officer            1997         --         --          --               --
Paul L. Turner........................   1999    164,171     87,238      25,000            9,999
Vice President, Customer Service         1998    155,000     56,009       5,000            5,933
                                         1997    155,000     59,130      75,000            5,784

---------------

(1) The amount of cash compensation does not include the value of personal benefits or securities, property or other non-cash compensation paid or distributed other than pursuant to a plan, which, with respect to any Named Executive Officer, was less than the lesser of $50,000 and 10% of the cash compensation received by such Officer.

(2) Denominated in shares of Common Stock.

(3) All other compensation for 1999 is made up of the following:

1999                              MR. BELETIC   MR. BUCKENHAM   MR. ANDERSON   MR. VILLEMEZ   MR. TURNER
----                              -----------   -------------   ------------   ------------   ----------
Below prime rate loan...........    $ 4,883        $    --        $    --        $    --        $   --
Life and accident insurance.....        480            300            240            180           197
Long-term disability insurance..      1,699          1,074            922            668           731
Health insurance................     10,982         10,260         10,982         10,479         9,071
    Total other compensation....     18,045         11,634         12,144         11,327         9,999

(4) Includes $71,604 for payment or reimbursement of expenses related to moving Mr. Buckenham's residence to Dallas, Texas.

STOCK OPTIONS

     The following table sets forth grants of stock options, during fiscal year 1999, to each Named Executive Officer.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                         PERCENTAGE                             POTENTIAL REALIZATION VALUE
                           NUMBER OF      OF TOTAL                                AT ASSUMED ANNUAL RATES
                           SECURITIES     OPTIONS                               OF STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO    EXERCISE                     FOR OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   ---------------------------
                           GRANTED(1)   FISCAL 1999      SHARE        DATE          5%             10%
                           ----------   ------------   ---------   ----------   -----------   -------------
John D. Beletic..........   100,000(3)      5.28%        $6.38     01/28/2009    $401,232      $1,016,806
                            100,000         5.28%         5.19     10/14/2009     325,987         826,501
N. Ross Buckenham........   100,000(3)      5.28%         6.38     01/28/2009     401,232       1,016,806
                             50,000         2.64%         5.19     10/14/2009     162,993         413,250
Frederick G. Anderson....    55,000(4)      2.90%         5.19     10/14/2009     179,292         454,575
E. Russell Villemez......    65,000(4)      3.43%         5.19     10/14/2009     211,891         537,225
Paul L. Turner...........    25,000         1.32%         5.19     10/14/2009      81,496         206,625

---------------

(1) Denominated in shares of Common Stock. Unless otherwise noted, each option vests with respect to (i) 20% of the option shares one year after the date of grant, and (ii) the balance of the option shares in equal successive monthly installments over each of the next 48 months of service.

(2) The assigned rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) Option does not vest until the third anniversary of the date of grant, at which time it becomes 100% vested.

(4) 15,000 shares of the option do not vest until the third anniversary of the date of grant, at which time it becomes 100% vested.

     The following table sets forth stock options exercised during fiscal year 1999 and the fiscal year-end value of unexercised options for each Named Executive Officer.

               AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS               IN-THE-MONEY OPTIONS AT
                             SHARES                   AT DECEMBER 31, 1999(1)        DECEMBER 31, 1999(2)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                            EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -----------   --------   -----------   -------------   -----------   -------------
John D. Beletic..........    --           $  --       498,334        751,666      $4,590,541     $5,752,952
N. Ross Buckenham........    --              --       146,832        313,168       1,192,716      2,773,528
Frederick G. Anderson....    --              --        53,665        151,335         346,869      1,226,625
E. Russell Villemez......    --              --        23,333        141,667         203,870      1,344,776
Paul L. Turner...........    --              --       102,248         47,752         869,666        449,704

---------------

(1) Denominated in shares of Common Stock.

(2) The fair market value at December 31, 1999 was $15.50 per share.

DIRECTORS' COMPENSATION

     Pamela Reeve, Albert Black and Steven Dodge each receive $10,000 annually for their services as directors, plus $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone conference call. No other directors of the Company currently receive compensation for their services in such capacity. All directors who are not employees of the Company or any of its affiliates and who own 1% or less of the Company's Common Stock participate in the Company's Nonqualified Formula Stock Option Plan for Non-Employee Directors, pursuant to which each such director is granted an option covering 25,000 shares of Common Stock upon being elected to the Board, with an exercise price equal to the fair market value of such stock on the date of grant. On the third anniversary of the grant, each eligible director still serving on the Board will be granted another option covering 25,000 shares at the fair market value on the date of such grant. Each option vests in equal quarterly installments over a three year period and has a maximum term of 10 years. Currently only Ms. Reeve, Mr. Black and Mr. Dodge are eligible to participate in the Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee during 1999 have ever been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the compensation committee of another Company, an executive officer of which serves as a Director of the Company or on the Company's Compensation Committee. No executive officer of the Company serves as a director of another Company, an executive officer of which serves as a member of the Company's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee

     The Compensation Committee of the Board, which consisted of four non-employee directors during 1999, is responsible for overseeing all stock option plans, setting the compensation for the Chief Executive Officer ("CEO") and other executive officers, reviewing and approving the Company's compensation policies and providing guidelines for determining the annual compensation of other management personnel.

  Compensation Philosophy

     The goals of the Compensation Committee with respect to executive compensation are to: (1) establish a competitive compensation program to attract, retain and motivate employees in those positions that most directly affect the Company's overall performance and (2) encourage coordinated and sustained effort toward enhancing the Company's performance and maximizing the Company's value to its shareholders. The Compensation Committee has observed increasing competition for the services of experienced senior executives in the telecommunications industry, which is being addressed through a program of competitive base salaries, bonus programs based on successfully achieving predetermined financial, strategic or operational performance goals and programs providing a heavy emphasis on executive equity ownership.

  Base Salaries

     The Compensation Committee reviews and approves salaries for the CEO and the other executive officers on an annual basis. The Compensation Committee also provides guidelines to set the base salary of other management personnel. The Compensation Committee considers the recommendation of, and relies on information provided by, the CEO in determining the salaries of the non-CEO officers. The Compensation Committee may also consider information derived from reports of public companies in the paging, telecommunications and technology industries and/or national surveys of compensation data. Ultimately, however, the salaries are based on a subjective analysis of each officer's performance during the prior year, as well as an evaluation of the individual executive's expected future performance and the competitive environment for retaining talented officers. In ratifying salary decisions, the Compensation Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

  Annual Incentive Bonus

     Each executive officer has an opportunity to earn an annual bonus based upon Company performance. Annual incentive bonus opportunities for executive officers are based on the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon Company performance. To carry out this philosophy, the Company implemented the 1999 Management Annual Variable Compensation Plan (the "Incentive Plan"). The Incentive Plan is a pay-for-performance plan intended to motivate and reward executive officers (as well as other officers and managers) by directly linking cash bonuses to specific aggressive Company performance targets. Prior to a calendar year, the Compensation Committee sets the incentive bonus target at a stated percentage of an executive officer's base salary. The bonus amounts earned are determined as of the end of each calendar year. The percentage bonus is calculated by determining the level of the Company's accomplishment of certain performance criteria established in order to align participants' perspectives with that of shareholders and enhance shareholder value.

     The Compensation Committee has the discretion to modify the bonus amounts paid to all participants in the Incentive Plan regardless of the performance level achieved if certain extraordinary unforeseen events occur during the year. The Compensation Committee has exercised its discretion to modify the bonus amounts only once in prior years and did not exercise its discretion to modify the bonus amounts under the Incentive Plan in 1999.

     Certain of the executive officers of the Company (other than the CEO and President), as well as certain managers, also have the opportunity to participate in the Company's Management by Objective ("MBO") bonus program. The MBO bonus program is intended to provide officers with an incentive to focus on short-term performance goals that enhance the operating efficiency of the Company and enhance shareholder value. Participants in the MBO program are provided a cash bonus based upon the percentage of definitive performance objectives completed during each calendar quarter. The participant's potential MBO bonus is a percentage of such participant's annual base salary, paid quarterly based upon the participant's completion of his/her objectives. For 1999, potential MBO bonuses were 5% of executive officers' annual base salaries.

  Stock Options/Equity Ownership

     The Compensation Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives' attention on managing the business as owners of an equity stake in the Company. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted. Pursuant to the Company's Fifth Amended and Restated 1991 Stock Option Plan (the "Stock Option Plan"), options are granted at the discretion of the Compensation Committee. Pursuant to the 2000 Flexible Incentive Plan (the "Flexible Incentive Plan"), which the stockholders are being asked to approve at the Annual Meeting, options, stock appreciation rights, restricted stock, phantom stock, dividend equivalent awards and performance awards can also be granted at the discretion of the Compensation Committee. Although the Flexible Incentive Plan will provide a range of incentive alternatives, the Compensation Committee expects to rely primarily on options as an incentive mechanism. The number of shares covered by such grants are determined based upon assessment of the individual executive's performance, the impact of the individual on the Company's performance, the competitive environment for retaining talented individuals in critical positions and the number of vested and unvested options already held by the individuals. The Compensation Committee considers the recommendation of and relies on information provided by the CEO in determining the number of option shares to be granted to the non-CEO executive officers.

  CEO Compensation

     The Compensation Committee believes that, as with the other executive officers, the CEO's compensation should, in large part, be tied directly to the performance of the Company and that the CEO should share in the same risks and rewards as do the Company's shareholders. Accordingly, the compensation of the CEO in 1999 was comprised of base salary, annual incentive bonus pursuant to the Incentive Plan and long-term incentives through stock options.

     In setting Mr. Beletic's future compensation, the Compensation Committee analyzes subjective measures of performance during the prior fiscal year as well as expected future performance and the competitive environment for retaining a talented individual in the CEO position. The Compensation Committee has established bonus and stock based compensation that will permit the CEO to earn significant amounts for increasing stockholder value.

  Deductibility of Executive Compensation

     The Omnibus Budget Reconciliation Act of 1993 provides that non-performance-based compensation paid to any Named Executive Officer in excess of one million dollars will not be deductible for federal income tax purposes. The Compensation Committee intends to grant deductible awards, subject to the needs of the Company in specific circumstances.

                                            Respectfully submitted,

                                            Compensation Committee:

                                            Leigh J. Abramson
                                            Guy L. de Chazal
                                            Arthur Patterson
                                            Pamela D.A. Reeve

PERFORMANCE GRAPH

     The rules of the Securities and Exchange Commission ("SEC") require each public company to include a performance graph comparing the cumulative total shareholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index (such as The Nasdaq Stock Market(R) -- U.S. Companies Index) and a peer group or similar index. The Company's Common Stock began trading on The Nasdaq Stock Market(R) under the symbol PMWI on June 14, 1996. With the change of the Company's name to WebLink Wireless, Inc. on December 1, 1999, the symbol under which the Company traded on The Nasdaq Stock Market(R) changed to WLNK.

     The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) between June 14, 1996 and December 31, 1999 in comparison to returns of The Nasdaq Stock
Market(R) -- U.S. Companies Index and a peer group index. The peer group index was constructed specifically for the Company and includes the following wireless messaging companies: Arch Communications Group, Inc., Metrocall, Inc. and Paging Network, Inc. In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period. ProNet, Inc. and American Paging, Inc. were included in the 1997 peer group index and have been excluded from the peer group presented herein due to their mergers with Metrocall, Inc. and Telephone and Data Systems, Inc., respectively. SkyTel Communications, Inc. was included in the 1998 peer group index and has been excluded from the peer group presented herein due to its merger with MCI WorldCom.

                           CUMULATIVE TOTAL RETURNS*
                                 [PERF. GRAPH]

                                                                                                      NASDAQ NATIONAL MARKET(R) -
                                                 WEBLINK WIRELESS, INC.            PEER GROUP           U.S. COMPANIES INDEX
                                                 ----------------------            ----------         ---------------------------
6/14/96                                                  100.00                      100.00                      100.00
12/31/96                                                  56.99                       50.49                      106.24
6/30/97                                                   73.12                       26.40                      118.88
12/31/97                                                  67.74                       28.76                      130.18
6/30/98                                                   77.96                       33.70                      156.53
12/31/98                                                  47.85                       12.24                      183.43
6/30/99                                                   65.05                       12.72                      221.23
12/31/99                                                 133.33                        3.64                      210.11

---------------------------------------------------------------------------------------------------------------
                                 6/14/96  12/31/96   6/30/97  12/31/97   6/30/98  12/31/98   6/30/99  12/31/99
---------------------------------------------------------------------------------------------------------------
 WebLink Wireless, Inc.          $100.00   $ 56.99   $ 73.12   $ 67.74   $ 77.96   $ 47.85   $ 65.05   $133.33
 Peer Group                       100.00     50.49     26.40     28.76     33.70     12.24     12.72      3.64
 The Nasdaq Stock Market(R) --
 U.S. Companies Index             100.00    106.24    118.88    130.18    156.53    183.43    221.23    210.11

* Cumulative total return assumes reinvestment of dividends. Assumes $100 invested on June 14, 1996 in the Company's Common Stock, Peer Group and The Nasdaq Stock Market(R) -- U.S. Companies Index.

                                 PROPOSAL TWO:
                          PROPOSAL TO APPROVE THE 2000
                            FLEXIBLE INCENTIVE PLAN

GENERAL

     Effective January 3, 2000, the Board adopted, subject to stockholder approval, the WebLink Wireless, Inc. 2000 Flexible Incentive Plan (the "Flexible Incentive Plan"). The Flexible Incentive Plan provides for the grant of nonqualified and incentive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights, phantom stock, and other awards of incentive compensation (collectively referred to as "Awards") to individuals, partnerships, corporations, joint ventures and any other form of business organization (collectively referred to herein as "Persons") who are responsible for the management, growth and financial success of the Company including, without limitation, officers, directors, employees and consultants. The purpose of the Flexible Incentive Plan is to strengthen the Company by providing eligible Persons with the opportunity to acquire a proprietary interest or increase their proprietary interest in the Company, thereby providing a means of attracting desirable employees, directors, vendors and consultants and encouraging them to remain in the service of the Company.

     A general description of the terms of the Flexible Incentive Plan is set forth below, but is qualified in its entirety by reference to the text of such plan. Copies of the full text of the Flexible Incentive Plan are available for review at the principal offices of the Company and will be furnished to stockholders without charge upon request directed to Frederick G. Anderson, Vice President and General Counsel, WebLink Wireless, Inc., 3333 Lee Parkway, Suite 100, Dallas, Texas 75219.

     Three million shares of Common Stock are currently reserved for issuance under the Flexible Incentive Plan, subject to adjustment in the event of a recapitalization, stock split, reverse stock split, dividend or other distribution, reorganization, merger, consolidation, or other similar corporate transaction. Based upon the closing price of the Common Stock on The Nasdaq Stock Market(R) on January 3, 2000, the 3,000,000 shares of Common Stock which may be made the subject of Awards granted pursuant to the Flexible Incentive Plan had market value of $45,000,000. None of the currently outstanding Awards are exercisable. The Flexible Incentive Plan is administered by the Compensation Committee appointed by the Board of Directors, the membership of which is limited to "non-employee directors" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act) who are also "outside directors", pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and consisting of no fewer than two (2) directors. The Committee is authorized to determine who may participate in the Flexible Incentive Plan, the types and combinations of Awards to be granted, and the terms, conditions and limitations of each Award. The Committee determines all questions of interpretation and application of the Flexible Incentive Plan, as well as any Award under the Flexible Incentive Plan. The Board of Directors has the authority to amend or modify the Flexible Incentive Plan and to suspend or terminate the Flexible Incentive Plan at any time, provided that no Award which is outstanding at that time may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder. The Committee has the authority to amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Flexible Incentive Plan.

     Stock Options. The Committee is authorized to grant options to purchase shares of Common Stock, including options qualifying as "incentive stock options" under Section 422 of the Code to employees and options that do not so qualify ("nonqualified stock options") to eligible Persons as additional compensation for their services to the Company. A $100,000 limit applies to the aggregate fair market value (determined at grant) of stock with respect to which incentive stock options are first exercisable by an optionee under all incentive stock option plans of the Company during any calendar year.

     Options are exercisable over such period as may be determined by the Committee, but no incentive stock option may be exercised after ten years from the date of grant. No option may be transferred other than by will or by the laws of descent and distribution without the written consent of the Committee (which may be granted or withheld in the sole discretion of the Committee). The purchase price of Common Stock issued pursuant to the exercise of any option must be paid in full at the time of exercise in cash or by other consideration deemed acceptable by the Committee in its sole discretion. The terms and conditions of options to be granted pursuant to the Flexible Incentive Plan will be determined by the Board of Directors; provided, however, the exercise price of such options must be at least equal to the fair market value of the shares of Common Stock underlying such options measured as of the date of grant.

     Stock Appreciation Rights. Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option or freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time. Stock appreciation rights will have an exercise price as determined by the Committee on the date of grant.

     Restricted Stock. The Committee may grant, to any eligible Person, shares of restricted Common Stock which may be subject to forfeiture under such conditions and for such period of time as the Committee may determine. Such restrictions will be determined by the Committee and may include, without limitation, restrictions related to transferability, continued service, individual performance goals or the Company's financial performance. The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the shares of restricted Common Stock so awarded.

     Performance Awards. The Committee may grant performance awards to any eligible Person which may consist of either or both, as the Committee may determine, of (a) the right to receive shares of Common Stock or restricted Common Stock, or any combination thereof as the Committee may determine, or (b) the right to receive a fixed dollar amount payable in shares of Common Stock, restricted Common Stock, cash or any combination thereof as the Committee may determine. The terms and conditions of performance awards shall be specified at the time of the grant and may include, without limitation, provisions establishing the performance period, the performance criteria to be achieved, the criteria used to determine vesting, and the maximum or minimum settlement values.

     Dividend Equivalent Rights. The Committee may grant a dividend equivalent right to any eligible Person, either as a component of another Award or as a separate Award, and in general, each Participant awarded a dividend equivalent right that is outstanding on a dividend record date for the Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the shares subject to the Award been issued and outstanding on the dividend record date. Dividend equivalent rights may be settled in cash or shares of Common Stock, or a combination thereof, in a single payment or in installments.

     Phantom Stock. The Committee may grant to any eligible Person shares of phantom stock. The Committee will determine the date of grant of the shares of phantom stock, the number of shares of phantom stock awarded, the period during which the shares of phantom stock shall vest, and the period during which the shares of phantom stock shall be convertible, in whole or in part, and redeemed for payment. Vested shares of phantom stock that are convertible in accordance with the terms of the Flexible Incentive Plan may be converted into cash, Common Stock or both in accordance with the terms of the Flexible Incentive Plan and the terms and conditions of the applicable phantom stock agreement.

     Other Awards. The Committee may grant to any eligible Person other forms of Awards based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes of the Flexible Incentive Plan.

     Award Agreements. Awards shall be evidenced by a written agreement which sets forth the terms and conditions of the Award, including but not limited to, the price, if any, and the vesting schedule, if any, of such Award.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of the federal income tax consequences resulting from the receipt and/or exercise of Awards under the Flexible Incentive Plan. It is based on present federal tax laws and regulations; therefore, the description contained herein may change, possibly retroactively, if the Code or regulations promulgated thereunder are changed. This summary does not purport to be a complete description of such federal income tax consequences. Further, it does not describe tax consequences that may vary based on particular circumstances. The Flexible Incentive Plan is not a qualified plan under Section 401(a) of the Code.

     PARTICIPANTS SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT. The Flexible Incentive Plan is intended to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. Therefore, because the acquisition of Common Stock pursuant to the Flexible Incentive Plan will not be deemed to be a "purchase" for purposes of Section 16(b) of the Exchange Act, a sale of Common Stock by a Person to whom an Award has been granted (a "Participant") within six months after such acquisition should not necessarily subject the Participant to liability under Section 16(b) of the Exchange Act. However, because the sale of Common Stock acquired pursuant to the Flexible Incentive Plan can still be "matched" with other purchases of Common Stock which are not exempted from
Section 16(b), if a Participant has purchased Common Stock or obtained a right to acquire Common Stock which is considered a "purchase" for purposes of Section 16(b) within six months before the acquisition of shares of Common Stock pursuant to the Flexible Incentive Plan (an "interim purchase"), the Participant may have short-swing liability under Section 16(b) if the Participant were to sell the Common Stock acquired pursuant to the Flexible Incentive Plan within six months after the date of the interim purchase. The Internal Revenue Service (the "IRS") has not provided guidance on the tax consequences of this fact situation. However, IRS regulations suggest that because an interim purchase would trigger liability upon the sale of Common Stock acquired pursuant to the Flexible Incentive Plan within six months after the interim purchase, the Common Stock may be treated as subject to a "substantial risk of forfeiture" under
Section 83(c) of the Code and not transferable and, therefore, substantially nonvested. Tax consequences regarding this issue are discussed below. PARTICIPANTS SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT ARE URGED TO CONSULT THEIR ADVISORS CONCERNING THE APPLICATION OF SECTION 16(b) OF THE EXCHANGE ACT TO TRANSACTIONS UNDER THE FLEXIBLE INCENTIVE PLAN.

     NONQUALIFIED STOCK OPTIONS. A Participant will not recognize taxable income upon the grant of a nonqualified stock option. The federal income tax consequences to a Participant of exercising a nonqualified stock option will vary depending on whether the Common Stock received upon the exercise of such option is either "substantially vested" or "substantially non-vested" within the meaning of Section 83 of the Code. Generally, shares of Common Stock will be "substantially non-vested" if they are both non-transferable and subject to a substantial risk of forfeiture, and will be "substantially vested" if they are either transferable or not subject to a substantial risk of forfeiture.

     Shares of Common Stock Which Are Substantially Non-vested. A Participant generally should not recognize compensation income upon exercising a nonqualified stock option for shares that are substantially non-vested until such shares become substantially vested. A Participant who wishes to recognize compensation income at the time of the exercise of such an option (rather than when the shares become substantially vested) must file an election under section 83(b) of the Code ("Section 83(b) Election"). A Section 83(b) Election is made by filing a written notice with the IRS office with which the Participant files the Participant's federal income tax return. The notice must be filed within 30 days of the Participant's receipt of the Common Stock related to the applicable Award and must meet certain technical requirements.

     Shares of Common Stock Which Are Substantially Vested. Upon the exercise of a nonqualified stock option, a Participant who receives Common Stock that is substantially vested will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the exercise price. (But see discussion below under the caption "Participants Subject to Section 16(b) -- If Interim Purchases Cause Common Stock to be Substantially Non-vested".)

     Participants Subject to Section 16(b) -- If Interim Purchases Cause Common Stock to be Substantially Non-vested. If a Participant who is subject to Section 16(b) has made an interim purchase of Common Stock (or has obtained a right to acquire Common Stock which is considered a "purchase" for purposes of Section 16(b)) within six months prior to the exercise of the nonqualified stock option, such interim purchase may cause the Common Stock to be considered substantially non-vested and, as a result, the Participant will not recognize ordinary income until the Applicable Date (as hereinafter defined), at which time the Participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the Applicable Date, unless the Participant has made a Section 83(b) Election. Alternatively, if the Participant makes a Section 83(b) Election, then the Participant will recognize ordinary income on the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

     As used herein, "Applicable Date" shall mean the earlier of (i) the date the Participant disposes of the Common Stock acquired pursuant to the Flexible Incentive Plan or (ii) the first date on which the sale of such stock will not subject the Participant to liability under Section 16(b) of the Exchange Act.

     Participants Subject to Section 16(b) -- If Interim Purchases Do Not Cause Common Stock to be Substantially Non-vested. If no interim purchases were made or if it is determined that interim purchases do not cause the Common Stock to be substantially non-vested, the tax consequences will be the same as if the Participant were not subject to Section 16(b). Therefore, upon the exercise of a nonqualified stock option, a Participant who receives Common Stock which is otherwise substantially vested will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the exercise price.

     Basis. The Participant's basis in Common Stock acquired upon the exercise of a nonqualified stock option will be the exercise price plus the amount of ordinary income recognized by the Participant with respect to such Common Stock, assuming the exercise price is paid solely in cash. The tax basis in the Common Stock for which the exercise price is paid in shares of Common Stock (if permitted by the Committee pursuant to the Flexible Incentive Plan) is discussed below under the caption "Exercise of Options with Common Stock."

     Subsequent Sale or Disposition of Common Stock. Upon the sale or other disposition of Common Stock acquired upon the exercise of a nonqualified stock option, a Participant will recognize taxable income (or a deductible loss) equal to the difference between the amount realized on the sale or disposition and the Participant's basis in the Common Stock. The Participant's gain or loss will be taxable as a capital gain or deductible as a capital loss (either short- or long-term, depending on the holding period of the Common Stock), provided the shares constitute a capital asset in the hands of the Participant. If the shares are not held by the Participant as a capital asset, any such gain or loss would be taxable as ordinary income or deductible as an ordinary expense.

     Reload Options. The receipt of a "Reload Option" should not affect the tax treatment of the holder of an underlying option upon exercise of such underlying option. A Reload Option will constitute a nonqualified stock option for federal income tax purposes and will be taxed as such in the manner set forth above.

     Company Deduction. The Company will be entitled to a deduction equal to the amount recognized as income by a Participant at the time such amount is recognized by the Participant, provided that the Participant's compensation is within statutory limitations.

     INCENTIVE STOCK OPTIONS. A Participant will not recognize any taxable income upon the grant of an incentive stock option. A Participant also will not recognize any taxable income upon the exercise of an incentive stock option provided that the Participant was an employee of the Company (or a subsidiary of the Company) at all times beginning on the date the option was granted and ending on the date three months before the option was exercised (one year in the case of a disabled employee).

     Alternative Minimum Tax. The exercise of an incentive stock option will result, however, in an item of income for purposes of determining the alternative minimum tax ("AMT"). Liability for tax under the AMT rules will arise only if the Participant's tax liability determined under the AMT rules exceeds the Participant's tax liability determined under the ordinary income tax rules. The exercise of an incentive stock option will give rise to an item of AMT income to a Participant in an amount equal to the excess of the fair market value of the Common Stock received on the date the option is exercised over the exercise price. Participants who exercise incentive stock options and receive Common Stock that is subject to a substantial risk of forfeiture within the meaning of section 83(c) of the Code are urged to consult their tax advisor concerning the application of the AMT rules.

     Basis. A Participant's tax basis in Common Stock acquired upon the exercise of an incentive stock option for which the exercise price is paid solely in cash will be equal to the amount of the cash paid. The tax basis in Common Stock for which the exercise price is paid in shares of Common Stock (if permitted by the Committee pursuant to the Flexible Incentive Plan) is discussed below under the caption "Exercise of Options with Common Stock."

     Subsequent Sale or Disposition after Holding Period. If a Participant holds the shares of Common Stock acquired upon the exercise of an incentive stock option for at least two years after the date on which the incentive stock option was granted and for at least one year after the date on which the option was exercised (collectively, these periods are referred to as the "Holding Period"), upon the sale of such Common Stock, the Participant will recognize a long-term capital gain (or loss) in an amount equal to the excess (or deficiency) of the sales price over the Participant's basis, provided the shares are held as a capital asset by the Participant. Under certain circumstances, Common Stock acquired upon exercise of an incentive stock option following the Participant's death will receive the tax treatment described above without regard to the Holding Period requirement.

     Company Deduction. Neither the Company (nor any subsidiary of the Company) will be entitled to a deduction for federal income tax purposes with respect to the grant of an incentive stock option to a Participant under the Flexible Incentive Plan, the exercise of such option by the Participant, or the sale of the Common Stock acquired through the exercise of such option by the Participant subsequent to the expiration of the Holding Period.

  Disqualifying Dispositions

     Disqualifying Disposition by Participants Not Subject to Section 16(b). If shares of Common Stock acquired upon the exercise of an incentive stock option are sold before the expiration of the Holding Period (hereinafter referred to as a "Disqualifying Disposition"), the Participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the exercise price or (ii) the amount realized on the sale of such shares over the exercise price, except that the amount recognized will be determined exclusively under (i) above if the Disqualifying Disposition is made to a related party (as defined in Code Section
267) or is otherwise a disposition pursuant to which no loss would be recognized by the Participant.

     Disqualifying Disposition by Participants Subject to Section 16(b) -- If Interim Purchases Cause Common Stock to be Substantially Non-vested. If a Participant who is subject to Section 16(b) makes an interim purchase of Common Stock (or obtains a right to acquire Common Stock which is considered a purchase for purposes of Section 16(b)) within six months prior to the exercise of an incentive stock option (and if such interim purchase causes the Common Stock to be considered substantially non-vested as discussed above) and then sells the Common Stock acquired upon exercise of the incentive stock option in a Disqualifying Disposition, the Participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the Applicable Date over the exercise price or (ii) the amount realized on the sale of such stock over the exercise price, unless the Participant makes a Section 83(b) Election, in which case the tax consequences will be the same as if the Participant were not subject to Section 16(b) as described in the immediately preceding paragraph. Participants who are subject to Section 16(b) should consult their tax advisors regarding the tax consequences of a Disqualifying Disposition in which the Common Stock is considered substantially non-vested.

     Disqualifying Disposition by Participants Subject to Section 16(b) -- If There Are No Interim Purchases or Interim Purchases Do Not Cause Common Stock to be Substantially Non-vested. If no interim purchases were made or if it is determined that interim purchases do not cause the Common Stock to be substantially non-vested, the tax consequences will be the same as if the Participant was not subject to Section 16(b) as described in the second preceding paragraph.

     Capital Gain. If the amount realized by a Participant on the sale of Common Stock in a Disqualifying Disposition exceeds the fair market value of such Common Stock on the date of exercise, the excess will be taxed to the Participant as a short- or long-term capital gain, provided the Participant held the Common Stock as a capital asset. If the shares are not held by the Participant as a capital asset, any such gain or loss would be taxable as ordinary income or deductible as an ordinary expense.

     Alternative Minimum Tax. If a Participant exercises an incentive stock option and sells the Common Stock related thereto in a Disqualifying Disposition in the same taxable year, the tax treatment for purposes of ordinary income tax and AMT will be the same (resulting in no additional AMT liability). Conversely, if the Participant sells Common Stock in a Disqualifying Disposition in a tax year subsequent to the tax year in which the incentive stock option was exercised, the Participant will recognize AMT income (as determined above) in the first taxable year, and ordinary taxable income (but not AMT income) in the year in which the disposition was made.

     Company Deduction. Upon the occurrence of a Disqualifying Disposition, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the Participant, provided that the Participant's compensation is within statutory limitations.

     EXERCISE OF OPTIONS WITH COMMON STOCK. The Flexible Incentive Plan permits, subject to the discretion of the Committee, the exercise price of Options to be paid with Common Stock owned by the Participant. Only Common Stock that is "substantially vested" may be used to pay the exercise price of an Option.

     Nonqualified Stock Options. If a Participant pays the exercise price of a nonqualified stock option with shares of Common Stock (including stock obtained through the exercise of an incentive stock option and not held for the Holding Period), the Participant will not recognize any gain on the shares surrendered. With respect to the Common Stock received, that portion of the Common Stock equal in number to the shares of Common Stock surrendered will have a basis equal to the basis of the shares surrendered. The excess shares received will be taxable to the Participant as ordinary compensation income in an amount equal to the fair market value (i) as of the exercise date, if the excess shares are "substantially vested", or (ii) as of the Applicable Date, if the excess shares are substantially non-vested. The Participant's basis in such excess shares of Common Stock will equal the amount of ordinary compensation income recognized by the Participant.

     Incentive Stock Options. The tax consequences to a Participant of using Common Stock to pay the exercise price of incentive stock options will depend on the status of the Common Stock acquired. Except as described below, if a Participant pays the exercise price of an incentive stock option for shares of Common Stock that is substantially vested with shares of Common Stock that are substantially vested, the Participant will not recognize any compensation income or gain with respect to the shares surrendered. With respect to the Common Stock received, that portion of the Common Stock equal in number to the shares of Common Stock surrendered will have a basis equal to the basis of the shares surrendered. The Holding Period of the surrendered shares will be carried over to the equivalent number of shares of Common Stock received. The Participant will recognize no gain with respect to the excess shares received, the basis of such shares will be zero, and the Holding Period of such shares will begin on the date of receipt thereof by the Participant. If the Participant pays the exercise price for substantially non-vested Common Stock with shares of Common Stock that are substantially vested, the tax consequences will be the same.

     If a Participant exercises an incentive stock option using shares of Common Stock that were obtained through the exercise of an incentive stock option (whether granted under the Flexible Incentive Plan or under another plan of the Company) and that have been held by the Participant for the Holding Period, the tax consequences of such payment to the Participant will be identical to those discussed in the preceding paragraph. However, if a Participant exercises an incentive stock option using shares of Common Stock received upon the prior exercise of an incentive stock option (whether granted under the Flexible Incentive Plan or under another plan of the Company) and the Participant has not held such Common Stock for the

Holding Period, the Participant will have made a Disqualifying Disposition of the number of shares of Common Stock used as payment for the exercise price of the incentive stock option. If the Participant receives Common Stock that is substantially vested, the Participant generally will recognize ordinary compensation income with respect to the surrender of those shares equal to the excess of the fair market value of the Common Stock surrendered (determined as of the date the option relating to such Common Stock was exercised) over the exercise price of the shares surrendered. It is unclear whether, if the Participant receives Common Stock that is "substantially non-vested", the recognition of income will be deferred until the Common Stock becomes substantially vested. The basis of the shares received will equal the amount of ordinary compensation income recognized by the Participant plus the Participant's basis in the shares surrendered, allocated equally among the shares received.

     UNRESTRICTED STOCK.

     Participants Not Subject to Section 16(b). A Participant who is not subject to Section 16(b) who receives an unrestricted Award of Common Stock will recognize ordinary income equal to the excess of the fair market value of the Common Stock received at the time of distribution over any purchase price paid by such Participant for the Common Stock.

     Participants Subject to Section 16(b). A Participant subject to Section 16(b) who receives an unrestricted Award of Common Stock will recognize ordinary income equal to the excess of the fair market value of the stock received over the purchase price paid by such Person for the Common Stock at the Applicable Date, unless the Participant makes a Section 83(b) Election to report the difference between the fair market value of the Common Stock received and any purchase price paid for such Common Stock as ordinary income at the time of receipt.

     Basis. The basis of the unrestricted Common Stock in the hands of the Participant will equal the fair market value of such Common Stock on the date the Participant recognizes ordinary income as described above.

     Subsequent Sale or Disposition of Unrestricted Common Stock. Upon the sale or other disposition of unrestricted Common Stock, a Participant will recognize taxable income (or a deductible loss) equal to the difference between the amount realized on the sale or disposition and the Participant's basis in the unrestricted Common Stock. The Participant's gain or loss will be taxable as a capital gain or deductible as a capital loss (either short- or long-term, depending on the holding period of the unrestricted Common Stock), provided the Common Stock constitutes a capital asset in the hands of the Participant.

     Company Deduction. The Company will be entitled to a deduction equal to the amount recognized as income by a Participant at the time such amount is recognized by the Participant, provided that the Participant's compensation is within statutory limitations.

     RESTRICTED STOCK.

     Participants Not Subject to Section 16(b). A Participant who is not subject to Section 16(b) who receives a restricted Award of Common Stock will recognize ordinary income equal to the excess of the fair market value of the Common Stock received at the time the restrictions lapse over any purchase price paid for the Common Stock, unless the Participant makes a Section 83(b) Election to report the difference between the fair market value of such Common Stock received and the purchase price paid for the Common Stock as ordinary income at the time of receipt.

     Participants Subject to Section 16(b). A Participant subject to Section 16(b) who receives a restricted Award of Common Stock will recognize ordinary income equal to the fair market value of the Common Stock received at the later of (i) the Applicable Date or (ii) the date on which the restrictions lapse; unless the Participant makes a Section 83(b) Election to report the difference between the fair market value of such Common Stock received and any purchase price paid for such Common Stock as ordinary income at the time of receipt.

     Basis. In general, the basis of the restricted Common Stock in the hands of the Participant will be equal to the fair market value of such Common Stock on the date the Participant recognizes ordinary income as described above.

     Subsequent Sale or Disposition. The restrictions placed on restricted Common Stock do not permit sale or disposition until the restrictions lapse. Upon the sale or disposition of restricted Common Stock after the restrictions lapse, a Participant will recognize taxable income or loss equal to the difference between the amount realized by the Participant on the disposition of the Common Stock and the Participant's basis in such Common Stock. The gain or loss will be taxable to the Participant as a capital gain or deductible by the Participant as a capital loss (either short- or long-term, depending on the holding period of the restricted Common Stock), provided the Participant held the restricted Common Stock as a capital asset.

     Dividends. During the period in which a Participant holds restricted Common Stock, if the Company pays cash dividends to the Participant prior to the lapse of the restrictions and the Participant makes a Section 83(b) Election, the dividends will be taxed as dividend income at the time of payment and will not be deductible by the Company. Conversely, if the Participant does not make a
Section 83(b) Election, cash dividends will be taxable to the Participant as compensation at the time of payment and the Company will be entitled to a deduction. Dividends or distributions paid in the form of Common Stock prior to the lapse of the restrictions will be restricted Common Stock and will be taxable under the above rules.

     Company Deduction. The Company may deduct an amount equal to the income recognized by the Participant at the time the Participant recognizes the income, provided the Participant's compensation is within statutory limitations.

     PERFORMANCE AWARDS. The tax consequences to a Participant upon receipt of Common Stock pursuant to a Performance Award are the same as those for the recipient of an unrestricted Award of Common Stock. The tax consequences to a Participant upon receipt of restricted Common Stock pursuant to a Performance Award are the same as those for the recipient of a restricted Common Stock Award. Cash received pursuant to a Performance Award is taxable as compensation income when received.

     STOCK APPRECIATION RIGHTS. A Participant will not recognize taxable income upon the grant of a stock appreciation right.

     Participants Not Subject to Section 16(b). Upon the exercise of a stock appreciation right, a Participant who is not subject to Section 16(b) of the Exchange Act will recognize ordinary income in an amount equal to the cash and fair market value of the Common Stock received.

     Participants Subject to Section 16(b) -- If Interim Purchases Cause Common Stock to be Substantially Non-vested. If a Participant who is subject to Section 16(b) has made an interim purchase of Common Stock (or obtained a right to acquire Common Stock which is considered a "purchase" for purposes of Section 16(b)) within six months prior to the exercise of a stock appreciation right that provides for settlement wholly or partially with shares of Common Stock and it is determined that such interim purchase causes the Common Stock received in settlement of the stock appreciation right to be substantially non-vested, the Participant will recognize ordinary income in an amount equal to the cash received and the fair market value of any Common Stock received determined as of
(i) the exercise date if the Participant makes a Section 83(b) Election or (ii) the Applicable Date if the Participant does not make a Section 83(b) Election.

     Participants Subject to Section 16(b) -- If There Are No Interim Purchases or Interim Purchases Do Not Cause Common Stock to be Substantially
Non-vested. If no interim purchases were made or it is determined that interim purchases do not cause the Common Stock paid in settlement of a stock appreciation right to be substantially non-vested, the tax consequences will be the same as if the Participant was not subject to Section 16(b). Therefore, upon the exercise of a stock appreciation right, the Participant will recognize ordinary income in an amount equal to the cash and fair market value of the Common Stock received.

     Basis. In the event that a stock appreciation right is paid in whole or in part in Common Stock, the amount recognized by the Participant as ordinary income with respect to those shares will be the Participant's basis in those shares for purposes of determining any gain or loss on the subsequent sale of such shares.

     Company Deduction. The Company will be entitled to a deduction in the amount of, and at the time that, ordinary income is recognized by the Participant in connection with the exercise of a stock appreciation right, provided that the Participant's compensation is within statutory limits.

     DIVIDEND EQUIVALENT RIGHTS. The IRS has not provided formal guidance on the income tax consequences of the receipt of dividend equivalent rights. However, under the principles of Section 83 of the Code, a Participant should not recognize ordinary income until the dividend is received by the Participant. When the dividend is received, the Participant should recognize ordinary income equal to the amount of cash received plus the fair market value of any Common Stock or other property received.

     PHANTOM STOCK. A Participant will not recognize taxable income upon the grant of a phantom stock Award. Cash received pursuant to settlement of a phantom stock Award is taxable as compensation income when received. The tax consequences to a Participant upon receipt of unrestricted Common Stock pursuant to a phantom stock Award are the same as those for the recipient of an unrestricted Award of Common Stock. The tax consequences to a Participant upon receipt of restricted Common Stock pursuant to a phantom stock Award are the same as those for the recipient of a restricted stock Award. The Company will be entitled to a deduction in the amount of, and at the time that, ordinary income is recognized by the Participant in connection with the settlement of a phantom stock Award, provided that the Participant's compensation is within statutory limits.

     WITHHOLDING. The Company shall have the right to deduct any sums that the Committee reasonably determines that federal, state or local tax law requires to be withheld with respect to the Award or as otherwise may be required by those laws. The Company may require as a condition to issuing Common Stock that the Participant pay any sums that federal, state or local tax law requires to be withheld. The Company shall not be obligated to advise any Participant of the existence of the tax or the amount which will be so required to be withheld. A Participant may, with the consent of the Committee, have Common Stock withheld ("Stock Withholding") by the Company from the Common Stock otherwise to be received; provided, that if the Participant is subject to the provisions of
Section 16(b), no Stock Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares of Common Stock so withheld should have an aggregate fair market value on the date of exercise sufficient to satisfy the applicable withholding taxes.

     THE FOREGOING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES OF THE FLEXIBLE INCENTIVE PLAN IS INTENDED ONLY AS AN AID FOR PARTICIPANTS, AND THE COMPANY ASSUMES NO RESPONSIBILITY IN CONNECTION WITH THE INCOME TAX LIABILITY OF ANY PARTICIPANT. BECAUSE OF THE COMPLEXITIES OF THE CODE, IT IS RECOMMENDED THAT A HOLDER OF AN AWARD GRANTED UNDER THE FLEXIBLE INCENTIVE PLAN OBTAIN TAX ADVICE FROM SUCH PERSON'S TAX ADVISOR IN CONNECTION WITH HIS OR HER RECEIPT OR EXERCISE OF THE AWARD OR THE SALE OF THE COMMON STOCK ACQUIRED THEREBY.

AWARDS GRANTED

     The following table sets forth Awards which have been granted pursuant to the Flexible Incentive Plan to the Company's chief executive officer, the Named Executive Officers, and all current executive officers as a group. No other Awards have been granted pursuant to the Flexible Incentive Plan.

                               NEW PLAN BENEFITS

              WEBLINK WIRELESS, INC. 2000 FLEXIBLE INCENTIVE PLAN

NAME AND POSITION                                             DOLLAR VALUE   NUMBER OF UNITS(1)
-----------------                                             ------------   ------------------
John D. Beletic, Chairman and Chief Executive Officer.......          (2)        1,000,000
N. Ross Buckenham, President................................          (2)           75,000
All current executive officers, as a group..................          (2)        1,075,000

---------------

(1) Awards are for phantom stock which vests over a three year period and, when vested, converts into shares of Common Stock upon the achievement of certain market capitalization or other targets. If not fully converted prior thereto, Awards convert on the 10th anniversary of the date of grant.

(2) The dollar value of the Awards is not currently determinable. Based on the closing price of the Common Stock on February 25, 2000, the value for Mr. Beletic, Mr. Buckenham and all current executive officers as a group would be $18,437,500, $1,382,813 and $19,820,313, respectively if such Awards were then vested and converted. These values are shown for illustrative purposes only and are not intended to predict or forecast the ultimate value of the Awards to the officers to whom granted.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

     Approval of the Flexible Incentive Plan requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented by proxy at the Annual Meeting. The holders of 16,807,063 shares of Common Stock (44.3% of the issued and outstanding shares of Common Stock entitled to vote with respect to the proposal to approve the Flexible Incentive Plan) have indicated their intent to vote such shares of Common Stock in favor of the approval of the Flexible Incentive Plan. If the stockholders do not approve the Flexible Incentive Plan, Awards that have been granted pursuant to the plan will be void.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE FLEXIBLE INCENTIVE PLAN.

                                PROPOSAL THREE:
                  PROPOSAL TO AMEND THE COMPANY'S NONQUALIFIED
              FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

     The Board and stockholders of the Company previously approved the Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan"). The Board has unanimously adopted, subject to stockholder approval, an amendment to the Director Stock Option Plan to increase the maximum number of authorized shares of the Company's Common Stock which may be issued under the Director Stock Option Plan.

     The Board is recommending that the number of shares available for issuance under the Director Stock Option Plan be increased by 200,000 shares of Common Stock to a total of 300,000 shares of Common Stock to permit the Company to continue to use the stock options as a means to attract and retain qualified individuals as directors and provide them with the ability to acquire an equity interest in the Company. As of February 28, 1999, options to acquire 100,000 shares were outstanding to non-employee directors under the Director Stock Option Plan, and no shares were available for the grant of options.

     No determination has been made as to who will be granted options to acquire the additional shares of Common Stock to be made available under the Director Stock Option Plan, and such shares will be reserved for future grants.

     A general description of the terms of the Director Stock Option Plan is set forth below, but is qualified in its entirety by reference to the text of such plan. Copies of the full text of the Director Stock Option Plan are available for review at the principal offices of the Company and will be furnished to stockholders without charge upon request directed to Frederick G. Anderson, Vice President and General Counsel, WebLink Wireless, Inc., 3333 Lee Parkway, Suite 100, Dallas, Texas 75219.

     The Director Stock Option Plan provides for the grant of nonqualified stock options to non-employee directors of the Company. A non-employee director is a member of the Board who is not employed by the Company or any of its affiliates and who owns 1% or less of the Company's Common Stock. The Director Stock Option Plan requires that on the day a non-employee director is first elected or appointed to the Board, he or she shall be granted an option to purchase 25,000 shares of Common Stock. On each subsequent third anniversary of the date of grant, each non-employee director who continues to serve in such capacity shall be granted an option to purchase an additional 25,000 shares of Common Stock. The purchase price of the Common Stock covered by each option will be equal to the fair market value of such stock on the date of grant. Since the Common Stock is listed on the Nasdaq Stock Market, the fair market value will be the closing price of the Common Stock on the Nasdaq Stock Market on such date.

     The Director Stock Option Plan is administered by the Compensation Committee of the Board, which, subject to the terms of the Director Stock Option Plan, has powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret such Plan, to define the terms used in such Plan, to prescribe, amend and rescind rules and regulations relating to the administration of such Plan, and to make all other determinations necessary or advisable for administration of such Plan.

     Options granted under the Director Stock Option Plan are exercisable only to the extent of shares that have vested. Shares vest as to 1/12 of each grant as of the last day of the first calendar quarter following the date of grant, with an additional 1/12 of such grant to vest as of the last day of each calendar quarter subsequent thereto.

     The exercise price of options may be paid in cash, by check, in shares of Common Stock, or other consideration as may be provided for by the Compensation Committee in an Option Agreement with a non-employee director.

     Options expire on the tenth anniversary of the date of grant, subject to earlier termination in certain circumstances. If a non-employee director's directorship is terminated for death or disability of the director, an option shall be exercisable (to the extent vested) at any time prior to the earlier of the expiration date of the option or twelve months after the date of death or disability. The options of a non-employee director automatically terminate on the date his or her directorship is terminated on account of any act of fraud or intentional misrepresentation, embezzlement, misappropriation or conversation of assets or opportunities of the Company or other cause, as determined by the Board. If the directorship of a non-employee director is terminated for any other reason, options shall be exercisable (to the extent vested) for 60 days after the date of termination of the directorship.

     In the event of a change in control (as defined in the Director Stock Option Plan), if provision is made in connection with the change in control for the assumption and continuance of options granted under such Plan, or for the substitution for such options of new options covering the shares of a successor corporation, then the options granted under such Plan or the new options substituted therefore, shall continue in the manner and under the terms provided. If provision is not made in connection with the change in control for the continuance and assumption of options granted under such Plan or for substitution of options, then the non-employee director shall be entitled to purchase the full number of shares covered by options, whether or not vested, as of the effective date of the change in control.

     Options granted under the Director Stock Option Plan are not transferable other than by will or by the laws of descent and distribution.

     The Board may suspend or terminate the Director Stock Option Plan and may, with the consent of a non-employee director, make such modifications of the terms and conditions of such director's options as it shall deem advisable. Any amendment to such Plan must be approved by the stockholders of the Company if the amendment would: increase the aggregate number of shares of Common Stock which may be issued pursuant to options granted under such Plan; change the minimum option price; increase the maximum term of options provided for in such Plan; materially modify the requirements as to eligibility for participation in such Plan; remove the administration of such Plan from the Compensation Committee; or materially increase the benefits accruing to the holders of options under such Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences resulting from the receipt and/or exercise of options granted under the Director Stock Option Plan are the same as for nonqualified stock options granted under the Flexible

Incentive Plan. See "Proposal II: Proposal to Approve the 2000 Flexible Incentive Plan -- Federal Income Tax Consequences -- Nonqualified Stock Options."

VOTE REQUIRED; RECOMMENDATION OF THE BOARD

     Approval of the amendment of the Director Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE DIRECTOR STOCK OPTION PLAN.

                                 PROPOSAL FOUR:
           PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP
                     AS INDEPENDENT AUDITORS OF THE COMPANY

     The Board has appointed Arthur Andersen LLP, independent public accountants, as the Auditors of the Company, to serve at the pleasure of the Board for 2000. A member of that firm will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions by stockholders.

     The stockholders of the Company are asked to consider and act upon the matter of ratifying the appointment of Arthur Andersen LLP.

     Approval of the independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any proposals of stockholders which are intended to be presented at the next Annual Meeting of Stockholders, but which are not received by the Secretary of the Company at the principal executive offices of the Company on or before November 1, 2000, may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

                                 ANNUAL REPORTS

     The Company's 1999 Annual Report to Stockholders, which contains the Company's Annual Report on Form 10-K (without exhibits) and its consolidated financial statements for the year ended December 31, 1999, accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 31, 1999 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to the Vice President, Finance of the Company, at 3333 Lee Parkway, Suite 100, Dallas, TX 75219.

                                            By Order of the Board of Directors,

                                            /s/ JOHN D. BELETIC

                                            John D. Beletic
                                            Chairman and Chief Executive Officer

                                                                   APPENDIX 1





                             WEBLINK WIRELESS, INC.

                     NONQUALIFIED FORMULA STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                             WEBLINK WIRELESS, INC.
                     NONQUALIFIED FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                Table of Contents

                                                                         Page
                                                                         ----
ARTICLE I - Purpose and Administration...................................  1
         1.1      Purpose................................................  1
         1.2      Administration.........................................  1
         1.3      Participation..........................................  2
         1.4      Stock Subject to the Plan..............................  2
         1.5      Restrictions on Exercise...............................  2

ARTICLE II - Stock Options...............................................  3
         2.1      Grant and Option Price.................................  3
         2.2      Stock Option Agreement.................................  4
         2.3      Option Period..........................................  4
         2.4      Vesting and Exercise of Options........................  4
         2.5      Nontransferability of Options..........................  5
         2.6      Termination of Directorship............................  5
         2.7      Issuance of Stock Certificates........................   7

ARTICLE III - Other Provisions..........................................   7
         3.1      Adjustments Upon Changes in Capitalization............   7
         3.2      Acceleration..........................................   9
         3.3      Continuation of Directorship..........................  11
         3.4      Amendment and Termination.............................  11
         3.5      Time of Exercise......................................  12
         3.6      Privileges of Stock Ownership and
                    Non-Distributive Intent.............................  12
         3.7      Effective Date of the Plan............................  12
         3.8      Expiration............................................  12
         3.9      Governing Law.........................................  12
         3.10     Application of Funds..................................  12
         3.11     No Liability for Good Faith Determinations............  13
         3.12     Execution of Receipts and Releases....................  13
         3.13     No Guarantee of Interests.............................  13
         3.14     Payment of Expenses...................................  13
         3.15     Corporate Records.....................................  13
         3.16     Information...........................................  13
         3.17     No Liability of Corporation...........................  14
         3.18     Corporate Action......................................  14



         3.19     Severability..........................................  14
         3.20     Notice................................................  14
         3.21     Waiver of Notices.....................................  15
         3.22     Successors............................................  15
         3.23     Headings..............................................  15
         3.24     Word Usage............................................  15


                             WEBLINK WIRELESS, INC.
                     NONQUALIFIED FORMULA STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS



                                    ARTICLE I

                           Purpose and Administration


Section 1.1 Purpose. The purpose of the WebLink Wireless, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors (the "Plan") is to strengthen WebLink Wireless, Inc. (the "Corporation") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending to certain such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Corporation. In order to effectuate this intent, the Corporation will, pursuant to this Plan, grant to each eligible non-employee director the option to acquire shares of common stock of the Corporation ("Common Stock"), which options shall vest over a specified period of time.

Section 1.2 Administration. The Plan shall be administered by the compensation committee (the "Committee") of the Board of Directors of the Corporation (the "Board").

         Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters referred to in this Plan shall be conclusive. The Committee shall not be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

Section 1.3 Participation. Each member of the Board who (i) is not employed by the Corporation or any Affiliate and (ii) owns one percent (1%) or less of the Corporation's Common Stock at the time of any grant hereunder (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean a "parent corporation", as such term is defined in Section 424(e) of the Internal Revenue Code, as amended (the "Code"), or a "subsidiary corporation", as such term is defined in Section 424(f) of the Code.

Section 1.4   Stock Subject to the Plan. Subject to adjustment as provided in
Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Corporation's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 300,000 shares, subject to adjustments as set forth in Sections 3.1 and
3.2 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

Section 1.5 Restrictions on Exercise . No option granted hereunder may be exercised unless and until the Committee determines that such exercise will be made in compliance with all applicable laws, rules and regulations, including, without limitation, applicable securities laws, rules and regulations. The Corporation does not have any obligation to take any action to register or qualify shares of Common Stock pursuant to applicable securities laws or to perfect an exemption from such registration/qualification requirements.

                                   ARTICLE II

                                  Stock Options


Section 2.1   Grant and Option Price.

         (a) On the effective date of this Plan, each existing Non-Employee Director shall be granted an option to purchase 25,000 shares of Stock. Thereafter, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 25,000 shares of Stock.

         (b) On each subsequent third anniversary of the date of grant, each Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity, shall be granted an option to purchase an additional 25,000 shares of Stock.

         (c) The purchase price of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the date of grant. For purposes of the Plan, the term "Fair Market Value" on any date shall mean: (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of the Stock on the Composite Tape, as published in the Wall Street Journal, of the principal national securities exchange on which the Stock is so listed or admitted to trade, on such date or, if there is no trading of the Stock on such date, then the closing price of the Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the Stock is not listed or admitted to trade on a national securities exchange, then the closing price of the Stock as quoted on the National Market System of the National Association of Securities Dealers, Inc. ("NASD") on such date; (iii) if the Stock is not listed to trade on the National Market System of the NASD, the mean between the bid and asked price for the Stock on such date, as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information; or (iv) if the Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Stock are not so furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting options under the Plan. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.


Section 2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement ("Option Agreement"), in such form as the Committee shall require, between the Corporation and the Non-Employee Director to whom the option has been granted (the "Optionee").

Section 2.3 Option Period. Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on the tenth anniversary of the date of grant (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided.

Section 2.4   Vesting and Exercise of Options.

         (a) Subject to Section 3.2 hereof, an option granted hereunder shall be exercisable only to the extent of shares that have vested. Shares shall vest hereunder as to 1/12 of each grant as of the last day of the first calendar quarter following the date of the grant, with an additional 1/12 of such grant to vest as of the last day of each calendar quarter subsequent thereto.

         (b) The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option or by such other consideration as may be provided for by the Committee in the Option Agreement; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock, including a multiple series of exchanges of such Common Stock, which shall be valued at the Fair Market Value of such Common Stock on the date of exercise of the option. No options shall be exercisable except in respect of whole shares of Stock.


Section 2.5 Nontransferability of Options. An option granted under the Plan shall, by its terms, be nontransferable by the Optionee other than by will or by the laws of descent and distribution. During the Optionee's lifetime, the option shall be exercisable only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

Section 2.6   Termination of Directorship.

         (a) If the directorship of the Optionee is terminated for any reason other than (i) Disability (as hereinafter defined) of the Optionee, (ii) death of the Optionee, or (iii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Affiliate, or other cause, as determined by the Board, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within 90 days after the date of such termination of the directorship, whichever is the shorter period.

         (b) If the Optionee's directorship is terminated by reason of Disability, an option (to the extent otherwise exercisable on the date of the Optionee's termination of directorship by reason of Disability) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within twelve (12) months after the date of such termination, whichever is the shorter period. As used herein, the term "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not an Optionee's directorship is terminated by reason of Disability shall be in the sole and absolute discretion of the Committee. An individual shall not be considered Disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.


         (c) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (to the extent otherwise exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within twelve
         (12) months after the date of death, whichever is the shorter period.

         (d) The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (i) fraud or intentional misrepresentation; (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Affiliate; or (iii) cause as otherwise determined by the Board.

Section 2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.6 of the Plan, the person exercising the option shall be entitled to one (1) stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.


                                  ARTICLE III

                                Other Provisions


Section 3.1   Adjustments Upon Changes in Capitalization.

         (a) In the event that a dividend payable in shares of Common Stock or a stock split shall be hereinafter declared upon the Common Stock, the number of shares of Common Stock then subject to any option granted hereunder and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or stock split.

         (b) In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         (c) In the event that there shall be any change, other than as specified above in this Section 3.1, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

         (d) In the case of any such substitution or adjustment as provided for in this Section, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this Section 3.1 shall be made. No adjustment or substitution provided for in this Section 3.1 shall require the Corporation pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

Section 3.2 Acceleration. In the event of a Change in Control, the provisions of subsections (a) and (b) of this Section 3.2 shall apply to determine the exercisability of options granted hereunder. A "Change in Control" for purposes of this Plan shall mean the acquisition of fifty percent (50%) or more of the Common Stock, issued and outstanding immediately prior thereto, pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend to the shareholders, or one or more of the following shareholder-approved transactions: (i) a merger or consolidation in which the Corporation is not the surviving entity, provided securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation other than in the ordinary course of business; or
(iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such merger. In no event shall any merger, consolidation or other reorganization involving the Corporation be deemed to constitute a "Change in Control" if the primary purpose of such transaction is either to change the state in which the Corporation is incorporated or to create a holding company structure whereby the Corporation's shareholders of record become the shareholders of the holding company.

         (a) Change in Control with Provision Being Made Therefor. If provision be made in writing in connection with a Change in Control for the assumption and continuance of any option granted under the Plan, or the substitution for such option of a new option covering the shares of the successor corporation, with appropriate adjustment as to number and kind of shares and prices, the option granted under the Plan, or the new option substituted therefor, as the case may be, shall continue in the manner and under the terms provided.


         (b) Change in Control Without Provision Being Made Therefor. If provision is not made in connection with a Change in Control for the continuance and assumption of the option granted under the Plan or for the substitution of any option covering the shares of the successor corporation, then the holder of any such option shall be entitled, prior to the effective date of any such Change in Control, to purchase the full number of shares not previously exercised under such option, without regard to the period of exercisability set forth in Section 2.4 if (and only if) such option has not at that time expired or been cancelled, failing which purchase, any unexercised portion shall be deemed cancelled as of the effective date of such Change in Control.

         All adjustments under this Section 3.2 shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive for all purposes of the Plan and of each Option Agreement.

Section 3.3 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Corporation to remove such Non-Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

Section 3.4 Amendment and Termination. The Board may at any time suspend or terminate the Plan and may, with the consent of the Optionee, make such modifications of the terms and conditions of such Optionee's option as it shall deem advisable. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the shareholders of the Corporation; provided, that any amendment to the Plan must be approved by the shareholders of the Corporation, if the amendment would (i) increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan;
(ii) change the minimum option price; (iii) increase the maximum terms of options provided for herein; (iv) materially modify the requirements as to eligibility for participation in the Plan; (v) remove the administration of the Plan from the Committee; or (vi) materially increase the benefits accruing to holders of options under the Plan.

Section 3.5 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of this Plan.

Section 3.6 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privileges of stock ownership as to any shares of Stock not actually issued and delivered to the holder.

Section 3.7 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

Section 3.8 Expiration. Unless previously terminated by the Board, the Plan shall expire at the close of business on the date which is the last day of the ten (10) year period beginning on the earlier of the date on which the Plan is adopted by the Board or the date on which the shareholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

Section 3.9 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

Section 3.10 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to options shall be used for general corporate purposes.

Section 3.11 No Liability for Good Faith Determinations. Neither the members of the Board nor the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

Section 3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

Section 3.13 No Guarantee of Interests. Neither the Board nor the Corporation guarantees the Stock from loss or depreciation.

Section 3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation.

Section 3.15 Corporate Records. Records of the Corporation and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

Section 3.16 Information. The Corporation and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

Section 3.17 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Board or the Committee.

Section 3.18 Corporate Action. Any action required of the Corporation shall be by resolution of the Board or by a person authorized to act by Board resolution.

Section 3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

Section 3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.5 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage pre-paid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until it is changed in accordance herewith, the Corporation and each Optionee shall specify as its and his address for receiving notices the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

Section 3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

Section 3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, and upon the Corporation and its successors and assigns.

Section 3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

Section 3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

                                                                   APPENDIX 2

                             WEBLINK WIRELESS, INC.

                          2000 FLEXIBLE INCENTIVE PLAN


         SECTION 1. PURPOSE OF THIS PLAN

         The purpose of the WebLink Wireless, Inc. 2000 Flexible Incentive Plan is to strengthen WebLink Wireless, Inc., a Delaware corporation (the "Corporation"), by providing eligible individuals who are responsible for the management, growth and financial success of the Corporation or who otherwise render valuable services to the Corporation with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and thereby providing a means of attracting competent personnel and encouraging them to remain in the service of the Corporation. To achieve this purpose, eligible Persons may receive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights, Phantom Stock and any other Awards (as such terms are hereinafter defined), or any combination thereof.

         SECTION 2. DEFINITIONS

         As used in this Plan, the following terms shall have the meanings set forth below unless the context otherwise requires:

                  2.1 "Award" shall mean the grant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Performance Award, a Dividend Equivalent Right, Phantom Stock or any other grant of incentive compensation pursuant to this Plan.

                  2.2 "Board" shall mean the Board of Directors of the Corporation, as the same may be constituted from time to time.

                  2.3 "Cause" shall mean either

                      (a) termination of a Participant's Service with the
                  Corporation or a Subsidiary upon the occurrence of one or more of the following events as determined in the sole discretion of the Committee:

                          (i) The Participant's failure to substantially perform
                      such Participant's duties with the Corporation or any Parent or Subsidiary Corporation as determined by the Committee in its sole discretion following receipt by the Participant of written notice of such failure and the Participant's failure to remedy such failure within thirty
                      (30) days after receipt of such notice (other than a failure resulting from the Participant's incapacity due to physical or mental illness or injury);

                          (ii) The Participant's willful failure or refusal to
                      perform specific directives of the Board, which directives are consistent with the scope and nature of the Participant's duties and responsibilities, and which are not remedied by the Participant within thirty (30) days after being notified in writing of such Participant's failure by the Board;

                          (iii) The Participant's conviction of a felony; or

                          (iv) A breach of the Participant's fiduciary duty to
                      the Corporation or any Parent or Subsidiary Corporation or willful violation in the course of performing the Participant's duties for the Corporation or any Parent or Subsidiary Corporation of any law, rule or regulation (other than traffic violations or other minor offenses). No act or failure to act on the Participant's part shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interest of the Corporation or any Parent or Subsidiary Corporation; or

                      (b) such other definition of Cause as may be approved by
                  the Committee in connection with a specific Award (such alternative definition to be included in the agreement evidencing such Award).

                  2.4 "Change in Control" means either

                           (a) the acquisition of fifty percent (50%) or more of
                  the Corporation's outstanding voting stock pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend to the stockholders; or

                           (b) such other definition of Change in Control as may
                  be approved by the Committee in connection with a specific Award (such alternative definition to be included in the agreement evidencing such Award).

                  2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any successor to such legislation).

                  2.6 "Committee" shall mean the committee established by the Board to administer the Plan, as such Committee may be constituted from time to time; provided, however, membership on the Committee shall be limited to "non-employee directors" (as such term is defined in Rule 16b-3 (or any successor to such rule) promulgated under the Exchange
         Act) who are also "outside directors", as required pursuant to Section 162(m) of the Code and such Treasury regulations as may be promulgated thereunder; and provided further, the Committee will consist of not less than two (2) directors. All members of the Committee will serve at the pleasure of the Board. If no committee is established by the Board, the Board will be deemed to be the "Committee" for purposes of this Plan.

                  2.7 "Common Stock" shall mean the shares of the Corporation's authorized but unissued or reacquired Class A convertible common stock, par value $.0001 per share.

                  2.8 "Corporation" shall have the meaning set forth in Section 1 of this Plan.

                  2.9 "Corporate Transaction" shall mean one or more of the following stockholder-approved transactions:

                           (a) a merger or consolidation in which the
                  Corporation is not the surviving entity, provided securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction;

                           (b) the sale, transfer or other disposition of all or
                  substantially all of the assets of the Corporation other than in the ordinary course of business; or

                           (c) any reverse merger in which the Corporation is
                  the surviving entity but in which securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding voting securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                  In no event shall any merger, consolidation or other reorganization involving the Corporation be deemed to constitute a Corporate Transaction if the primary purpose of such transaction is either to change the State in which the Corporation is incorporated or to create a holding-company structure whereby the Corporation's stockholders of record become the stockholders of the holding company.

                  2.10 "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner authorized by the Committee, to exercise the rights of such Participant in the event of such Participant's death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be such Participant's estate.

                  2.11 "Director" shall mean any member of the Board.

                  2.12 "Disability" shall mean, with respect to any Incentive Stock Option, permanent and total inability to engage in any substantial gainful activity, even with reasonable accommodation, by reason of any medically determinable physical or mental impairment which has lasted or can reasonably be expected to last without material interruption for a period of not less than twelve (12) months, as determined in the sole discretion of the Committee, and except as otherwise agreed upon by a Participant and the Committee. With respect to any Award other than an Incentive Stock Option, "Disability" shall mean, except as otherwise agreed upon by a Participant and the Committee, the inability of a Participant, as determined in the sole and absolute discretion of the Committee, by reason of any medically determinable physical or mental impairment, to engage in the performance of the material duties of the position in which such Participant was last engaged by the Corporation or a Parent or Subsidiary Corporation, for a period which has lasted or can reasonably be expected to last without material interruption for not less than twelve (12) months.

                  2.13 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive payments based on the dividends that would have been paid on the number of Shares specified in an Award granting Dividend Equivalent Rights if the number of Shares subject to such Award were held by such holder on the record date for determining stockholders to whom dividends are payable.

                  2.14 "Effective Date" shall mean January 3, 2000.

                  2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time (or any successor to such legislation).

                  2.16 "Fair Market Value" shall mean with respect to the Shares, as of any date:

                           (a) If the Common Stock is not at the time listed or
                  admitted to trading on any national securities exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or, if such information is available, the closing sales price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq National Market System or any successor system. If there are no reported bid and asked prices (or closing sales price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing sales price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

                           (b) If the Common Stock is at the time listed or
                  admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question on the national securities exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing sales price on the exchange on the last preceding date for which such quotation exists.

                           (c) If the Common Stock is at the time neither listed
                  nor admitted to trading on any national securities exchange nor traded in the over-the-counter market, or if the Committee determines that the valuation provisions of subparagraphs (i) and

                  (ii) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate under the circumstances.

                  2.17 "Incentive Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan which qualifies as an "Incentive Stock Option" pursuant to Section 422 of the Code.

                  2.18 "Limited Stock Appreciation Rights" shall have the meaning set forth in Subsection 7.4 of this Plan.

                  2.19 "Nonqualified Stock Option" shall mean any option to purchase Shares awarded pursuant to this Plan that does not qualify as an Incentive Stock Option (including, without limitation, any option to purchase Shares originally designated as or intended to qualify as an Incentive Stock Option to the extent such option does not (for whatever reason) qualify as an Incentive Stock Option).

                  2.20 "Non-Share Method" shall have the meaning set forth in Subsection 17.13 of this Plan.

                  2.21 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a Stock Option.

                  2.22 "Optionee" shall mean any Participant who has been granted and holds a Stock Option awarded pursuant to this Plan.

                  2.23 "Parent Corporation" shall mean any corporation which, directly or indirectly, owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of the Corporation with respect to the election of directors generally.

                  2.24 "Participant" shall mean any Person who has been granted and holds an Award granted pursuant to this Plan.

                  2.25 "Performance Award" shall mean any Award granted pursuant to this Plan of Shares, rights based upon, payable in or otherwise related to Shares (including Restricted Stock) or cash, as the Committee or Board of Directors may determine, at the end of a specified performance period established by the Committee or Board of Directors and may include, without limitation, Performance Shares or Performance Units.

                  2.26 "Performance Shares" shall have the meaning set forth in Subsection 9.1 of this Plan.

                  2.27 "Performance Units" shall have the meaning set forth in Subsection 9.1 of this Plan.

                  2.28 "Person" shall mean an individual, partnership, limited liability corporation, corporation, joint stock corporation, trust, estate, joint venture association or unincorporated organization or any other form of business organization.

                  2.29 "Phantom Stock" shall mean one unit granted to a Participant pursuant to Section 11 of this Plan which entitles the Participant to receive a payment in cash, Common Stock, or both, as specified in the Phantom Stock Agreement (as such term is defined in Section 11 of this Plan) on the date of conversion.

                  2.30 "Plan" shall mean this WebLink Wireless, Inc. 2000 Flexible Incentive Plan as it may be amended from time to time.

                  2.31 "Reload Option" shall mean a Stock Option as defined in Subsection 6.6(b) of this Plan.

                  2.32 "Restricted Stock" shall mean any Shares granted pursuant to this Plan that are subject to restrictions or substantial risk of forfeiture, as described in Section 8 of this Plan.

                  2.33 "Securities Act" shall mean the Securities Act of 1933, as amended from time to time (or any successor to such legislation).

                  2.34 "Service" shall mean the performance of services for the Corporation or one or more Parent or Subsidiary Corporations by an individual in the capacity of an employee, a member of the Board or the board of directors of such Parent or Subsidiary Corporation, or a consultant, unless a different meaning is specified in the agreement evidencing the grant of an Award hereunder. A Participant shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any Parent or Subsidiary Corporation on a periodic basis in the capacity of an employee, a member of the Board or the board of directors of such Parent or Subsidiary Corporation, or a consultant.

                  2.35 "Share Retention Method" shall have the meaning set forth in Subsection 17.13 of this Plan.

                  2.36 "Shares" shall mean shares of the Common Stock and any shares of capital stock or other securities hereafter issued or issuable upon, in respect of or in substitution or exchange for shares of Common Stock.

                  2.37 "Stock Appreciation Right" shall mean the right of the holder thereof to receive property or Shares with a Fair Market Value equal to or cash in an amount equal to the excess of the Fair Market Value of the aggregate number of Shares subject to such Stock

         Appreciation Right on the date of exercise over the Fair Market Value of the aggregate number of Shares subject to such Stock Appreciation Right on the date of the grant of such Stock Appreciation Right (or such other value as may be specified in the agreement granting such Stock Appreciation Right). A Stock Appreciation Right may be a Tandem Stock Appreciation Right, Non-Tandem Stock Appreciation Right or Limited Stock Appreciation Right.

                  2.38 "Stock Option" shall mean any Incentive Stock Option or Nonqualified Stock Option.

                  2.39 "Subsidiary or Subsidiary Corporation" shall mean a subsidiary corporation of the Corporation, as defined in Section 424(f) of the Code.

                  2.40 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a Stock Option.

         SECTION 3. ADMINISTRATION OF THIS PLAN

                  3.1 Administration. This Plan shall be administered and interpreted by the Committee.

                  3.2 Awards.

                      (a) Subject to the provisions of this Plan, and directions from the Board, the Committee is authorized and has the full power and discretion to:

                                    (i) determine the Persons to whom Awards are
                           to be granted;

                                    (ii) determine the types and combinations of
                           Awards to be granted; the number of Shares to be covered by an Award; the exercise price of an Award; the time or times when an Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award;

                                    (iii) interpret the provisions of this Plan;

                                    (iv) prescribe, amend and rescind rules and
                           regulations relating to this Plan;

                                    (v) determine whether, to what extent and
                           under what circumstances to provide loans from the Corporation to Participants to exercise Awards granted pursuant to this Plan, and the terms and conditions of such loans;

                                    (vi) rely upon employees of the Corporation
                           for such clerical and recordkeeping duties as may be necessary in connection with the administration of this Plan;

                                    (vii) accelerate or defer (with the consent
                           of the Participant) the vesting of any rights pursuant to an Award; and

                                    (viii) make all other determinations and
                           take all other actions necessary or advisable for the administration of this Plan.

                           (b) Without limiting the Board's right to amend this
                  Plan pursuant to Section 15 or the Committee's authority under Subsection 3.2(a) of this Plan, the Board may take all actions authorized by Subsection 3.2(a) of this Plan, including, without limitation, granting such Awards pursuant to this Plan as the Board may deem necessary or appropriate. In such a case, the Board shall have the authority to perform all acts performable by the Committee pursuant to the terms of this Plan.

                  3.3 Procedures.

                           (a) Proceedings by the Board or Committee with
                  respect to this Plan will be conducted in accordance with the certificate of incorporation and bylaws of the Corporation.

                           (b) All questions of interpretation and application
                  of this Plan or pertaining to any question of fact or Award granted hereunder will be decided by the Committee in its discretion, whose decision will be final, conclusive and binding upon the Corporation and each other affected party.

         SECTION 4. SHARES SUBJECT TO PLAN

                  4.1 Limitations. The maximum number of Shares that may be issued with respect to all Awards, including Incentive Stock Options, granted pursuant to this Plan shall not exceed 3,000,000 Shares.

                      (a) Shares subject to (i) the portion of one or more
                  outstanding Stock Options which are not exercised prior to expiration or termination and (ii) outstanding Stock Options cancelled in accordance with the cancellation-regrant provisions of Section 6.6 will be available for subsequent Awards granted under this Plan. The Shares which shall not be available for subsequent Stock Option grants under this Plan include (1) Shares subject to an Award surrendered under this Plan in connection with a Change in Control and (2) Shares issued pursuant to this Plan (whether as vested or unvested Shares) which are repurchased by the Corporation.

                      (b) In the event that the Committee shall determine that
                  any dividend or other distribution (whether in the form of shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of securities of the Corporation, or other similar corporate transaction or event affects the benefits or potential benefits intended to be made available under this Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares subject to this Plan and which thereafter may be made the subject of Awards under this Plan, (ii) the number of Shares subject to outstanding Awards, (iii) the nature of the consideration (including, without limitation, other securities of the Corporation, securities of another entity and/or other property) to be received upon exercise of an Award and/or (iv) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provisions for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause this Plan to violate Section 422(b)(1) or 424(a) of the Code or any successor provisions thereto; and provided further, however, that the number of Shares subject to any Stock Option payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Nonqualified Stock Options shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of such Stock Option, unless increased or decreased by reason of changes in the capitalization of the Corporation as hereinafter provided or by amendment of this Plan. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or (except as noted in Subsection 4.1(a)) they may be issued Shares which have been reacquired by the Corporation.

         SECTION 5. ELIGIBILITY

         Eligibility for participation in this Plan shall be confined to those individuals who are key employees (including officers and Directors) of the Corporation (or its Parent or Subsidiary Corporations), Directors or consultants who render services which contribute to the success and growth of the Corporation or its Parent or Subsidiary Corporations or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its Parent or Subsidiary Corporations). In making any determination as to Persons to whom Awards shall be granted, the type of Award and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Person; the importance of the Person to the Corporation; the duties of the Person; the past, present and potential contributions of the Person to the growth and success of the Corporation; and such other factors as the Committee may deem relevant in connection with accomplishing the purposes of this Plan.

         SECTION 6. STOCK OPTIONS

                  6.1 Grants. The Committee may grant Stock Options alone or in addition to other Awards granted pursuant to this Plan to any eligible Person. Each Person so selected shall be offered a Stock Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Stock Option is an Incentive Stock Option or Nonqualified Stock Option and any other terms or conditions relating to such Award. To the extent that any Stock Option designated as an Incentive Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions, the failure of the stockholders of the Corporation to authorize the issuance of Incentive Stock Options, the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall be deemed to constitute a Nonqualified Stock Option. Each Person to be granted a Stock Option shall enter into a written agreement with the Corporation, in such form as the Committee may prescribe, setting forth the terms and conditions (including, without limitation, the exercise price and vesting schedule) of the Stock Option. At any time and from time to time, the Optionee and the Committee may agree to modify a Stock Option agreement in such respects as they may deem appropriate, including, without limitation, the conversion of an Incentive Stock Option into a Nonqualified Stock Option. The Committee may require that an Optionee meet certain conditions before the Stock Option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the Service of the Corporation or a Subsidiary for a stated period or periods of time.

                  6.2 Incentive Stock Options Limitations.

                           (a) Incentive Stock Options shall only be granted to
                  individuals who are employees of the Corporation or a Parent or Subsidiary Corporation. In no event shall any individual be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted pursuant to any other plans of the Corporation or its Subsidiaries) that may be exercised for the first time by such individual in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date(s) on which the Incentive Stock Options are granted. To the extent a Participant holds two or more such Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.2(a) be the maximum limitation on Stock Options which may be considered Incentive Stock Options pursuant to the Code.

                           (b) The Stock Option exercise price of an Incentive
                  Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

                           (c) Notwithstanding anything herein to the contrary,
                  in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Corporation or any Parent or Subsidiary Corporation be granted an Incentive Stock Option unless the option exercise price of such Incentive Stock Option shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of the grant of such Incentive Stock Option.

                           (d) In no event shall any individual be granted an
                  Incentive Stock Option after the expiration of ten (10) years from the date this Plan is adopted or is approved by the stockholders of the Corporation (if stockholder approval is required by Section 422 of the Code).

                           (e) To the extent stockholder approval of this Plan
                  is required by Section 422 of the Code, no individual shall be granted an Incentive Stock Option unless this Plan is approved by the stockholders of the Corporation within twelve (12) months before or after the date this Plan is initially adopted. In the event this Plan is amended to increase the number of Shares subject to issuance upon the exercise of Incentive Stock Options or to change the class of employees eligible to receive Incentive Stock Options, no individual shall be granted an Incentive Stock Option unless such amendment is approved by the stockholders of the Corporation within twelve (12) months before or after such amendment (if such stockholder approval is required by Section 422 of the
                  Code).

                           (f) No Incentive Stock Option shall be granted to any
                  employee owning more than ten percent (10%) of the total combined voting power of the Corporation or any Parent of Subsidiary Corporation unless the term of such Incentive Stock Option is equal to or less than five (5) years measured from the date on which such Incentive Stock Option is granted.

                  6.3 Option Term and Price. The term of a Stock Option shall be for such period of time from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. The Stock Option price shall be fixed by the Committee; provided, however, that in no event shall the Stock Option price per Share be less than one hundred percent (100%) of the Fair Market Value of a Share.

                  6.4 Time of Exercise. No Stock Option may be exercised unless it is exercised prior to the expiration of its stated term. Furthermore, at the time of exercise, the Optionee must be, and continually have been since the date of grant of such Stock Option, in the Service of the Corporation or a Parent or Subsidiary Corporation, except that:

                           (a) A Stock Option may, to the extent vested as of
                  the date the Optionee's Service with the Corporation or a Parent or Subsidiary Corporation ceases, be


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



                  exercised during the three-month period immediately following the date the Optionee's Service ceases (for any reason other than death, Disability or termination for Cause) with the Corporation or a Parent or Subsidiary Corporation (or within such other period as may be specified in the applicable Stock Option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the Stock Option agreement provides for a longer exercise period, the exercise of such Stock Option after such three-month period shall be treated as the exercise of a Nonqualified Stock Option;

                           (b) If the Optionee dies while in the Service of the
                  Corporation or a Subsidiary, or within three months after the Optionee's Service ceases (for any reason other than termination for Cause) (or within such other period as may be specified in the applicable Stock Option agreement), a Stock Option may, to the extent vested as of the date of the Optionee's death, be exercised by the Optionee's Designated Beneficiary during the twelve-month period immediately following the date of the Optionee's death (or within such other period as may be specified in the applicable Stock Option agreement);

                           (c) If the Optionee's Service with the Corporation or
                  a Subsidiary ceases by reason of the Optionee's Disability, a Stock Option, to the extent vested as of the date the Optionee's Service with the Corporation or a Subsidiary ceases, may be exercised during the twelve-month period immediately following the date on which the Optionee's Service with the Corporation or a Subsidiary ceases (or within such other period as may be specified in the applicable Stock Option agreement); provided that, if the Stock Option has been designated as an Incentive Stock Option and the Stock Option agreement provides for a longer exercise period, the exercise of such Stock Option after such twelve-month period shall be treated as the exercise of a Nonqualified Stock Option; and

                           (d) If the Optionee's Service is terminated for
                  Cause, all Stock Options held by such Optionee shall simultaneously terminate and will no longer be exercisable.

         Nothing contained in this Subsection 6.4 will be deemed to extend the term of a Stock Option or to revive any Stock Option which has previously lapsed or been canceled, terminated or surrendered. Notwithstanding the foregoing, however, the Committee shall have full power and authority to extend (either at the time the Stock Option is granted or at any time while the Stock Option remains outstanding) the period of time for which the Stock Option is to remain exercisable following an Optionee's cessation of Service, from the period set forth in the agreement evidencing the grant of the Stock Option to such greater period of time as the Committee may deem appropriate under the circumstances. In no event, however, shall a Stock Option be exercisable after the specified expiration date of the Stock Option.



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



                  6.5 Vesting of Stock Options.

                           (a) Each Stock Option granted pursuant to this Plan
                  may only be exercised to the extent that the Optionee vested in such Stock Option. Each Stock Option shall vest separately in accordance with the Stock Option vesting schedule determined by the Committee, which will be incorporated in the Stock Option agreement entered into between the Corporation and such Optionee. The Stock Option vesting schedule may be accelerated if, in the sole discretion of the Committee, the acceleration of the Stock Option vesting schedule would be in the best interests of the Corporation. Notwithstanding the foregoing, except as provided or permitted pursuant to Subsection 6.5(c) or Section 14 of this Plan, no Stock Option may vest prior to the first anniversary of the date on which it is granted.

                           (b) In the event of the dissolution or liquidation of
                  the Corporation, each Stock Option granted pursuant to this Plan shall terminate as of a date to be fixed by the Committee; provided, however, that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee. Upon the date fixed by the Committee, any unexercised Stock Options shall terminate and be of no further effect.

                           (c) The Committee may provide in the Stock Option
                  agreement that some or all of a Stock Option shall vest upon the occurrence of a Change in Control.

                  6.6 Manner of Exercise of Stock Options.

                           (a) Except as otherwise provided in this Plan, Stock
                  Options may be exercised as to Shares only in amounts and at intervals of time specified in the written Stock Option agreement between the Corporation and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a written notice delivered by the Optionee to the Corporation. The purchase price of the Shares as to which a Stock Option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Corporation either:

                                    (i) in cash (including check acceptable to
                           the Corporation, bank draft or money order); or

                                    (ii) by other consideration deemed
                           acceptable by the Committee in its sole discretion.

                           (b) If an Optionee delivers Shares (including Shares
                  of Restricted Stock) already owned by the Optionee full or partial payment of the exercise price for any Stock Option, or if the Optionee elects to have the Corporation retain that number of Shares out of the Shares being acquired through the exercise of the Stock Option having a Fair Market Value equal to the exercise price of the Stock Option being


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



                  exercised, the Committee may, in its sole discretion, authorize the grant of a new Stock Option (a "Reload Option") for that number of Shares equal to the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained by the Corporation in payment of the Stock Option exercise price of the underlying Stock Option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying Stock Option. The Stock Option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

                           (c) An Optionee shall not have any of the rights of a
                  stockholder of the Corporation with respect to the Shares subject to a Stock Option except to the extent that such Stock Option is exercised and one or more certificates representing such Shares shall have been delivered to the Optionee.

                  6.7 Limited Surrender Rights.

                      (a) Should a Change in Control occur at a time when the
                  Corporation's outstanding capital stock is registered under
                  Section 12 of the Exchange Act, then each Participant who is at the time an officer or director of the Corporation subject to the short-swing profit restrictions of the Federal securities laws shall have the right to surrender any or all Stock Options held by such individual under this Plan, to the extent such Stock Options are at the time exercisable for vested shares. In return for each surrendered Stock Option, the officer or director shall receive an appreciation distribution from the Corporation in an amount equal to the excess of (i) the aggregate Acquisition Price (as such term is hereinafter defined) of the number of shares in which such individual is at the time vested under the surrendered Stock Option over (ii) the aggregate Stock Option price payable for such vested shares. Such limited surrender right shall be exercisable for a period not to exceed thirty (30) days following the completion of the Change in Control. The distribution to which such Optionee shall become entitled upon the Stock Option surrender shall be made entirely in cash. The surrender of Stock Options to the Corporation pursuant to this Subsection 6.7 is specifically approved by the Board and, if necessary to exempt such surrender from Section 16(b) of the Exchange Act, the Board shall take any additional action necessary for such approval to comply with the requirements of Rule 16b-3(e) promulgated under the Exchange Act.

                      (b) The "Acquisition Price" per share of the vested Common
                  Stock subject to the surrendered Stock Option shall be deemed to be equal to the greater of (i) the Fair Market Value per share on the date of surrender or (ii) the highest reported price per share paid in effecting the Change in Control of the Corporation's


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



                  outstanding voting stock. However, if the surrendered Stock Option is an Incentive Option, then the Acquisition Price of the vested shares subject to the surrendered Stock Option shall not exceed the Fair Market Value per share on the date of surrender.

         SECTION 7. STOCK APPRECIATION RIGHTS

                  7.1 Grants. The Committee may grant to any eligible Person either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder will be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the sole discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) either
         (i) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related Stock Option, or (ii) in the case of a Non-Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (b) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

                  7.2 Exercisability. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (a) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (b) will expire upon the termination of the related Incentive Stock Option, (c) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and (d) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. A Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related Stock Option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related Stock Option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise pursuant to the related Stock Option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

                  7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A


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



         Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances and to conditions on exercisability and the timing thereof in the same manner as Stock Options pursuant to Subsections 6.4 and 6.5 of this Plan and, to the extent payable in Shares, shall be entitled to the same limited surrender rights as Stock Options pursuant to Subsection 6.7 of this Plan.

                  7.4 Limited Stock Appreciation Rights. The Committee may grant "Limited Stock Appreciation Rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited Stock Appreciation Rights will become exercisable only upon the occurrence of such event as the Committee may designate at the time of grant or thereafter.


         SECTION 8. RESTRICTED STOCK

                  8.1 Grants. The Committee may grant Awards of Restricted Stock to any eligible Person for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee, in its sole discretion. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the Participant to whom a grant of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of Service). Further, the Committee may grant performance-based Awards consisting of Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, pursuant to which the Restricted Stock will be forfeited or sold back to the Corporation. Each Award of Restricted Stock may have different restrictions and conditions. Unless otherwise set forth in the grant agreement, Restricted Stock may not be sold, pledged, encumbered or otherwise disposed of by the recipient until the restrictions specified in the Award expire. Awards of Restricted Stock are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Subsections
         6.4 and 6.5 of this Plan, and shall be entitled to the same limited surrender rights as Stock Options pursuant to Subsection 6.7 of this Plan.

                  8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Corporation may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the certificates evidencing Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

         SECTION 9. PERFORMANCE AWARDS

                  9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (a) the right to receive Shares or Restricted Stock, or any combination thereof as the Committee may determine ("Performance Shares"), or (b) the right to receive a fixed dollar amount payable in Shares, Restricted Stock, cash or any combination thereof, as the Committee may determine ("Performance Units"). The Committee may grant Performance Awards to any eligible Person, for such minimum consideration, if any, as may be required by applicable law or such greater consideration as may be determined by the Committee, in its sole discretion. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of Service during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined in the sole discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Corporation's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period. Awards of Performance Shares and/or Performance Units are subject to acceleration of vesting, termination of restrictions and termination in the same manner as Stock Options pursuant to Subsections 6.4 and 6.5 of this Plan and, to the extent payable in Shares, shall be entitled to the same limited surrender rights as Stock Options pursuant to Subsection 6.7 of this Plan.

                  9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any other formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant or the Corporation's performance or the performance of the Common Stock measured against the performance of the market, the Corporation's industry segment or its direct competitors. Performance Awards may also be conditioned upon the applicable Participant remaining in the Service of the Corporation or one of its Subsidiaries for a specified period. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective or objectives, all at the sole discretion of the Committee. The extent to which any applicable performance


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

objective has been achieved shall be conclusively determined by the Committee in its sole discretion.

         SECTION 10. DIVIDEND EQUIVALENT RIGHTS

         The Committee may grant a Dividend Equivalent Right to any eligible Person, either as a component of another Award or as a separate Award, and, in general, each such Participant awarded a Dividend Equivalent Right that is outstanding on a dividend record date for the Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares subject to the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified in a dividend equivalent right agreement which evidences such Award. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled pursuant to the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

         SECTION 11. PHANTOM STOCK

         The Committee may grant to any eligible Person shares of Phantom Stock. Such grant shall be evidenced by an agreement (the "Phantom Stock Agreement"), in such form as is approved by the Committee, between the Corporation and the Participant. Each Phantom Stock Agreement shall set forth the date of grant of the shares of Phantom Stock, the number of shares of Phantom Stock awarded, the period during which the shares of Phantom Stock shall vest, and the period during which the shares of Phantom Stock shall be convertible, in whole or in part, and redeemed for payment (the "Conversion Period").

          Vested shares of Phantom Stock that are convertible in accordance with the applicable Phantom Stock Agreement, or in accordance with the terms of this Plan, may be converted by a Participant into cash, Common Stock, or both, only in accordance with this Section 11 and the terms and conditions of the applicable Phantom Stock Agreement. To convert vested, convertible shares of Phantom Stock, a Participant must deliver or mail to the Committee a written notice of conversion stating the number of shares of Phantom Stock to be converted. Such conversion shall be effective on the date of receipt by the Committee (the "Conversion Date"). Upon receipt by the Committee of a proper written notice of conversion of a Participant, the Participant shall be entitled to receive, at the time and in the manner set forth in the applicable Phantom Stock Agreement (a) an amount in cash equal to the aggregate Fair Market Value on the Conversion Date of the shares converted or (b) shares of Common Stock equal in number to the number of shares of Phantom Stock converted. The Corporation shall satisfy its obligation upon conversion of shares of Phantom Stock by either making a distribution in cash or by distributing the requisite number of shares of Common Stock. The method of settlement and the time of payment shall be set forth in the applicable


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



Phantom Stock Agreement. Awards of shares of Phantom Stock are subject to acceleration of vesting or immediate termination in certain circumstances and to conditions on exercisability and the timing thereof in the same manner as Stock Options pursuant to Subsections 6.4 and 6.5 of this Plan and, to the extent payable in Shares, shall be entitled to the same limited surrender rights as Stock Options pursuant to Subsection 6.7 of this Plan.

         SECTION 12. OTHER AWARDS

         The Committee may grant to any eligible Person other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes of this Plan. The terms and conditions of such other form of Award shall be specified in a written agreement which sets forth the terms and conditions of such Award, including, but not limited to, the price, if any, and the vesting schedule, if any, of such Award. Such Awards may be granted for such minimum consideration, if any, as may be required by applicable law or for such other greater consideration as may be determined by the Committee, in its sole discretion.

         SECTION 13. COMPLIANCE WITH SECURITIES AND OTHER LAWS

         As a condition to the issuance or transfer of any Award or any security issuable in connection with such Award, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that (a) such issuance and/or transfer will not be in violation of the Securities Act or any other applicable securities laws and (b) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Corporation may refrain from issuing, delivering or transferring any Award or any security issuable in connection with such Award until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations and that the recipient has tendered to the Corporation any federal, state or local tax owed as a result of such issuance, delivery or transfer, when the Corporation has a legal liability to satisfy such tax. The Corporation shall not be liable for damages due to delay in the issuance, delivery or transfer of any Award or any security issuable in connection with such Award or any agreement, instrument or certificate evidencing such Award or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under the Securities Act, the Exchange Act, or under any other state or federal law, rule or regulation. Except as may be set forth in an agreement evidencing the grant of an Award, the Corporation is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Award or any security issuable in connection with such Award under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Corporation will have no liability to any person for refusing to issue, deliver or transfer any Award or any security issuable in connection with such Award if such refusal is based upon the foregoing provisions of this Section 13. As a condition to any issuance, delivery or transfer of any Award or any security issuable in connection with such Award, the Corporation may place legends on any agreement, instrument or certificate evidencing such Award or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Corporation deems necessary or desirable; and require such agreements or undertakings as the Corporation may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Corporation or its counsel deems it appropriate, representations from the recipient of such Award or security to the effect that such recipient is acquiring such Award or security solely for investment and not with a view to distribution and that no distribution of the Award or the security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Corporation, such registration is unnecessary.

         SECTION 14. ADJUSTMENTS UPON THE OCCURRENCE OF A CORPORATE
                     TRANSACTION

               (a) In the event of any Corporate Transaction, except as otherwise provided in the agreement evidencing the grant of an Award hereunder, each Award outstanding under this Plan shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable, convertible or payable and may be exercised or converted, as the case may be, to the extent of all or any portion of such Award.

               (b) Upon the consummation of the Corporate Transaction, except as otherwise provided in the agreement evidencing the grant of an Award hereunder, each Award outstanding under this Plan shall terminate and cease to be exercisable.

               (c) The exercisability as incentive stock options under the Federal tax laws of any Incentive Stock Options accelerated in connection with the Corporate Transaction shall remain subject to the applicable dollar limitation of Subsection 6.2(a) of this Plan.

               (d) The grant of Awards under this Plan shall in no way affect the legal right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

         SECTION 15. AMENDMENT OR TERMINATION OF THIS PLAN

               15.1 Amendment of This Plan. Notwithstanding anything contained in this Plan to the contrary, all provisions of this Plan (including, without limitation, the maximum number of Shares that may be issued with respect to Awards to be granted pursuant to this Plan) may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding pursuant to this Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder. Without limiting the generality of the foregoing, the Board is authorized to amend this Plan to the extent it deems necessary to comply with Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act, and to make any other amendments deemed


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



         necessary or appropriate to better accomplish the purposes of this Plan in light of any amendments made to Rule 16b-3 (or any successor to such rule).

               15.2 Termination of This Plan. The Board may suspend or terminate this Plan at any time, and such suspension or termination may be retroactive or prospective. Termination of this Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.


         SECTION 16. AMENDMENTS AND ADJUSTMENTS TO AWARDS

         The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of this Plan, including, without limitation, to change the date or dates as of which and/or the terms and conditions pursuant to which (i) a Stock Option becomes exercisable or (ii) a Performance Award is deemed earned. The Committee may also make adjustments in the terms and conditions of, and the criteria included in agreements evidencing Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 14 hereof) affecting the Corporation, or the financial statements of the Corporation or any Parent Corporation or Subsidiary Corporation, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent reduction or enlargement of the benefits or potential benefits intended to be made available pursuant to this Plan. Without limiting the generality of the foregoing, the Committee is authorized to modify any Award to the extent it deems necessary to comply with Rule 16b-3 (or any successor to such rule) promulgated under the Exchange Act, and to make any other modifications deemed necessary or appropriate to better accomplish the purposes of this Plan in light of any amendments made to Rule 16b-3 (or any successor to such rule).

         SECTION 17. GENERAL PROVISIONS

               17.1 No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

               17.2 No Right to Employment or Continuation of Relationship. Nothing in this Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any Participant any right to remain in the employ of the Corporation or a Parent or Subsidiary Corporation or to continue as a consultant or Director. Further, the Corporation or a Parent or Subsidiary Corporation may at any time dismiss a Participant from employment or terminate the relationship of any consultant or Director with the Corporation or any Parent or Subsidiary Corporation, free from any liability or any claim pursuant to this

         Plan, unless otherwise expressly provided in this Plan or in any agreement evidencing an Award made under this Plan. No consultant, Director or employee of the Corporation or any Parent or Subsidiary Corporation shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of any consultant, Director or employee of the Corporation or any Parent or Subsidiary Corporation or of any Participants.

                  17.3 GOVERNING LAW. EXCEPT AS TO MATTERS RELATING TO THE INTERNAL AFFAIRS OF THE CORPORATION WHICH SHALL BE GOVERNED BY THE DELAWARE GENERAL CORPORATION LAW, THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS PLAN AND ANY RULES AND REGULATIONS RELATING TO THIS PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN DALLAS COUNTY, TEXAS.

                  17.4 Severability. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any individual or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, individual or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

                  17.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine, in its discretion, whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

                  17.6 Headings. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

                  17.7 Effective Date. The provisions of this Plan that relate to the grant of Incentive Stock Options shall be effective as of the date of the approval of this Plan by the stockholders of the Corporation.

                  17.8 Transferability of Awards. Awards shall not be transferable otherwise than by will or the laws of descent and distribution without the written consent of the Committee (which may be granted or withheld at the sole discretion of the Committee). Awards may be exercised, during the lifetime of the holder, only by the holder. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

                  17.9 Rights of Participants. Except as hereinbefore expressly provided in this Plan, any Person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

                  17.10 No Limitation Upon the Rights of the Corporation. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, or changes of its capital or business structure; to merge, convert or consolidate; to dissolve or liquidate; or sell or transfer all or any part of its business or assets.

                  17.11 No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the Committee shall be liable for any action, failure to act, omission or determination taken or made in good faith with respect to this Plan or any Award granted hereunder.

                  17.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Common Stock to a Participant, or to the legal representative, heir, legatee or distributee of a Participant, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Participant, or legal representative, heir, legatee or distributee of a Participant, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

                  17.13 Withholding Obligation. The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Corporation upon the grant, exercise, settlement, conversion, redemption, or otherwise with respect to any Award granted hereunder, shall, subject to the authorization of the Committee, be satisfied, at the election of the Participant, either (i) by payment by the Participant to the Corporation of the amount of such withholding obligation in cash or other consideration acceptable to the Committee in its sole discretion (the "Non-Share Method") or (ii) through either the retention by the Corporation of a number of Shares out of the Shares being acquired through the grant, exercise, settlement, conversion, redemption, or otherwise with respect to any Award or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). If a Participant elects to use the

         Share Retention Method in full or partial satisfaction of any tax liability resulting from the exercise of a Stock Option, the Committee may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the Participant arising out of the exercise of such Stock Option. Such Reload Option will be granted at the price and on the terms set forth in Subsection 6.6 (b). The cash payment or an amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Corporation to the appropriate taxing authorities.

                  17.14 Date of Grant of an Award. No Participant shall have any enforceable rights under this Plan prior to such execution and delivery of a written agreement hereunder. Solely for purposes of determining the Fair Market Value of the Shares subject to an Award, such Award will be deemed to have been granted as of the date specified by the Committee notwithstanding any delay which may elapse in executing and delivering the applicable agreement.

                                     FORM OF
                             PHANTOM STOCK AGREEMENT

                             WEBLINK WIRELESS, INC.
                          2000 FLEXIBLE INCENTIVE PLAN



         THIS PHANTOM STOCK AGREEMENT (the "AGREEMENT") is dated as of this____ day of ____________, 20___, between WEBLINK WIRELESS, INC., a Delaware corporation (the "COMPANY") and _________________, an Executive of the Company or one or more of its Subsidiaries (the "EXECUTIVE"). All capitalized terms not otherwise defined herein or in exhibits to this Agreement shall have the meaning set forth in the WebLink Wireless, Inc. 2000 Flexible Incentive Plan, as amended (the "PLAN").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to carry out the purposes of the Plan by granting the Executive the opportunity to receive shares of Common Stock;

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Shares of Phantom Stock. The Company hereby grants to Executive_____________ shares of phantom stock (the "PHANTOM STOCK"). Each share of Phantom Stock represents one share of Common Stock. The shares of Phantom Stock will be granted to Executive on the following date (the "Date of Grant") [SELECT APPLICABLE ONE]:

        [ ] the date of this Agreement

        [ ] _____________, 20___, unless, prior to the Date of Grant, the Executive has voluntarily resigned his employment [without Good Reason (as defined in Exhibit C to this Agreement)] with the Company] or the Company has terminated the employment of the Executive with the Company [for Cause (as defined in Exhibit A to this Agreement)].

         2. Vesting of Shares of Phantom Stock. Except as otherwise provided herein, unless terminated hereunder, shares of Phantom Stock will vest in accordance with the vesting schedule set forth below. The vesting of the shares of Phantom Stock accrues only in accordance with the following vesting schedule and, except as otherwise provided herein, only to the extent that the Executive remains in the continuous employ or service of the Company or a subsidiary of the Company.

           [INSERT VESTING SCHEDULE.]

           The events resulting in the vesting of the Phantom Stock are hereinafter referred to as "Vesting Events".

        3.      Payment Events. [INCLUDE TO EXTENT APPLICABLE]

                  (a) To the extent not previously converted, all shares of Phantom Stock will be automatically converted into Common Stock, payable on ____________, 20___.

                  (b) A share of Phantom Stock shall be converted into a share of Common Stock in accordance with the terms of Sections 3 and 4 of this Agreement. Shares of Phantom Stock will not be converted until at least one Payment Event occurs. A Payment Event occurs upon [SELECT ALL THAT APPLY]:

         [ ] consummation of a Change in Control;

         [ ] consummation of a Change in Control in which stockholders of the Company receive stock of a company that has such stock listed on the New York Stock Exchange, NASDAQ, the American Stock Exchange or such other stock exchange as may be approved by the Board of Directors of the Company (the "BOARD") and has an equity market capitalization not less than $__ billion;

         [ ] the Company achieving an equity market capitalization of $___ billion, in the absence of a Change in Control;

         [ ] [Events (which must be specifically defined) providing liquidity to current stockholders];

         [ ] Other: ____________________________________

                  (c) Once shares of Phantom Stock have vested, such shares may be forfeited by the Executive and recovered by the Company only if the Executive has engaged in Materially Adverse Conduct. As used herein, the term "Materially Adverse Conduct" will be deemed to mean that the Executive has committed an egregious act of intentional fraud which has a material adverse effect upon the Company or its successor, in each case, taken as a whole. In no event will the Company have the right to recover/forfeit either shares of Common Stock issued upon conversion of shares of Phantom Stock or proceeds from the sale of shares of Common Stock issued upon conversion of shares of Phantom Stock.

         4. Manner of Conversion.

                  (a) A share of Phantom Stock will be converted into a share of Common Stock when [SELECT APPLICABLE ONE]:

         [ ] a Vesting Event has occurred

         [ ] both a Payment Event and a Vesting Event have occurred with respect to such share of Phantom Stock.

                  (b) The conversion of shares of Phantom Stock into shares of Common Stock shall be automatic and without notice by the Executive to the Company. Any provision of the Plan which would otherwise require a written notice of conversion from the Executive to the Company shall be without force or effect, and the Company hereby waives its right to receive any such notice of conversion prior to conversion.

         5. Withholding Taxes. Unless it is unable to satisfy its withholding obligations as provided below because of "Economic Constraint", the Company will satisfy any federal, state or local tax required to be withheld due to the payment of shares of Phantom Stock in accordance with the following procedures:

                  (a) the Company will compute the taxable value of the compensation which would be deemed to have been paid to the Executive if all of the shares of Phantom Stock which would otherwise be convertible into shares of Common Stock (but for the provisions of this Section 5) were converted into shares of Common Stock and were issued to the Executive;

                  (b) the Company will divide the aggregate taxable value computed pursuant to the immediately preceding clause (a) by the number of shares of Phantom Stock which would otherwise be convertible into shares of Common Stock (but for the provisions of this Section 5);

                  (c) based upon the calculation made in the immediately preceding clause (a), the Company will remit payment to the Internal Revenue Service (as a withholding tax payment) an amount equal to the lesser of (i) the result of applying the minimum statutory withholding rate to the value calculated pursuant to the immediately preceding clause (a) or

         (ii) the maximum amount that can be paid without causing Economic Constraint;

                  (d) the Company will divide the payment made in the immediately preceding clause (c) by the result of the calculation made in clause (b);

                  (e) the Company will subtract the result of the calculation made in the immediately preceding clause (d) from the number of shares of Common Stock which (but for the provisions of this Section 5) would be issuable to the Executive upon the conversion of shares of Phantom Stock into shares of Common Stock; and

                  (f) the Company will issue to the Executive the number of shares of Common Stock calculated pursuant to the immediately preceding clause (e).

         In the event the Company is not able to satisfy its minimum statutory withholding obligations with respect to the conversion of shares of Phantom Stock into shares of Common Stock due to Economic Constraint, it will remit to the Internal Revenue Service (as a withholding tax payment) the maximum amount which it is able to withhold and pay without Economic Constraint and the Executive will remit to the Company, within 14 days following the later of (i) notification by the Company to the Executive that a Payment Event has occurred and (ii) delivery to the Executive of the shares of Common Stock into which shares of Phantom Stock have been converted as a result of such Payment Event, sufficient cash or other consideration acceptable to the Board to satisfy (when aggregated with any payments made by the Company) the Company's minimum statutory withholding obligation with respect to such conversion (such payment being hereinafter referred to as the "EXECUTIVE WITHHOLDING TAX PAYMENT"). In the event that the Executive is obligated to make the Executive Withholding Tax Payment, the Company may, in its discretion, retain as security from the shares otherwise issuable to the Executive upon conversion of shares of Phantom Stock into Common Stock shares of Common Stock with a Fair Market Value (as hereinafter defined) equal to the Executive Withholding Tax Payment. Any such shares of Common Stock retained by the Company will be promptly delivered to the Executive upon payment of the Executive Withholding Tax Payment. As used herein the term "Fair Market Value" will be deemed to mean the closing price as of the Trading Day immediately preceding the day on which the Payment Event occurs (or if there is no closing price on such Trading Day, the average between the closing bid and asked prices for the Common Stock on such Trading Day) on the principal stock exchange or automated transaction reporting system on which the Common Stock is then listed for trading. If the Common Stock is not then listed for trading, the term "Fair Market Value" will be deemed to be such value as may be reasonably determined by the Board. For purposes of this Agreement, "Economic Constraint" is defined as an economic or fiscal condition of the Company such that any such retention of such shares and/or payment of such required withholding amount could reasonably result in the violation of any of the Company's covenants under any credit or loan agreement to which the Company is then a party or, in the good faith determination of the Board, could reasonably have a material adverse effect on the Company and, in each case, the Company is not reasonably able to promptly resell such withheld shares in the open market.

         6. Acceleration of Vesting Dates. Notwithstanding the provisions of
Section 2 hereof but subject to delayed vesting pursuant to Section 3:

            (a) If Executive [SELECT ALL THAT APPLY]

        [ ] dies,

        [ ] is terminated without Cause,

        [ ] is terminated for disability,

        [ ] terminates this Agreement for Good Reason,

         the shares of Phantom Stock that would have vested will be vested upon such death or termination (such amount, the "ACCELERATED AMOUNT"); provided, however that if Executive is terminated without Cause following one or more Payment Events, Executive shall be vested in the greater of (x) the Accelerated Amount or (y) the number of shares of unvested Phantom Stock that would have been convertible had they been vested immediately prior to such termination.

                  (b) In the event of a Change in Control which does not result in the occurrence of a Payment Event and which would result in the Common Stock not being publicly traded and the stockholders of the Company receiving consideration other than solely cash, the Company may cancel unvested and unconverted shares of Phantom Stock in exchange (i) in the circumstance in which securities are issued to the stockholders of the Company in connection with the Change in Control, for the securities received by the stockholders of the Company or (ii) in all other circumstances, for such other consideration as the Board may equitably determine to have a value equal to the value of the canceled shares of Phantom Stock; provided, however, any such securities received shall not be transferable except in such circumstances as shares of Common Stock would otherwise be transferable to Executive under this Agreement or under the Stockholders Agreement.

         7. No Contract. This Agreement does not constitute a contract for employment or service and shall not affect the right of the Company to terminate Executive's employment or service for any reason or no reason whatsoever.

         8. Rights as Stockholder. This grant of shares of Phantom Stock shall not entitle Executive to any rights of a stockholder of the Company or to any notice of proceedings of the Company with respect to any shares of Common Stock payable upon these shares of Phantom Stock unless and until the shares of Phantom Stock have been converted into such shares of Common Stock and such shares have been registered in the Executive's name upon the stock records of the Company.

         9. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for shares payable upon the conversion of a share of Phantom Stock prior to: (a) the obtaining of any approval from any governmental agency which the Company shall, in its reasonable discretion, determine to be necessary or advisable; and (b) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if the Common Stock reserved for issuance upon the conversion of shares of Phantom Stock shall not then be registered under the Securities Act of 1933, the Company may upon payment of shares, require Executive or his permitted transferee to represent in writing that the shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the Company's transfer agent (if applicable).

         10. Restriction on Sale of Shares. Executive agrees not to sell any of the shares of Common Stock when applicable laws or Company policies prohibit a sale. Such restriction will apply so long as Executive is an employee, consultant or director of the Company or a subsidiary of the Company.

         11. Certain Forfeiture Events. If the employment of the Executive with the Company is terminated for Cause, all unvested shares of Phantom Stock which have not yet been converted into shares of Common Stock and paid to Executive shall be forfeited and cancelled.

         12. Lapse of Shares of Phantom Stock. This Agreement shall be null and void in the event Executive shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Executive.

         13. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

         14. Governing Instrument and Entire Agreement. This grant of shares of Phantom Stock and any shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan (a copy of which is attached), the terms of the Plan shall control. There are no oral agreements between the parties relating to the subject matter hereof, and this Agreement and the terms of the Plan constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be amended except by written agreement executed by the Company and Executive.


                                   COMPANY



                                   WEBLINK WIRELESS, INC.



                                       By:
                                          ---------------------------------

                                             Name:
                                                  -------------------------

                                             ------------------------------

                                             Title:
                                                   ------------------------

                                             ------------------------------

         Accepted and Agreed:



         EXECUTIVE:





         Name:
              ------------------------------
         Date:
              ------------------------------

       [To be used if definitions in Plan is to be replaced.]

                                                                       Exhibit A



       "Cause" shall mean: [SELECT ALL THAT APPLY]



       [ ] the Executive shall have committed an intentional act of fraud, embezzlement or a material theft in connection with the Executive's duties or in the course of the Executive's employment with the Company.

       [ ] the Executive shall have been convicted of felony and the continuation of the employment of the Executive with the Company following such conviction will have a materially adverse affect upon the reputation and/or prospects of the Company.

       [ ] the Executive shall have breached any material duty of loyalty to the Company; provided the actions of the Executive were not approved by the Board following full disclosure of the Executive's interest.

       [ ] the Executive shall have materially breached his obligation to devote substantially all of his time during normal business hours (subject to vacations, sick leaves and other absences in accordance with the policies of the Company as of in effect of the date hereof) to the business and affairs of the Company and to attempt to maximize shareholder value.

       [ ] the Executive shall have committed intentional wrongful damage to property of the Company (which is materially harmful to the Company).

       [ ] the Executive shall have committed intentional wrongful disclosure of secret processes or confidential information of the Company (which is materially harmful to the Company).

       [ ] the Executive shall have failed to comply with specific directions of the Board of Directors or the Chief Executive Officer of the Company.

       [ ] Other ______________________________

       [ ] For purpose of this definition of Cause, no act, or failure to act, on the part of the Executive shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company.

         To the extent that any action of the Executive relied upon by the Company to terminate Executive's employment for Cause is susceptible of being cured, the Company must provide the Executive with written notice of its intent to terminate (such to identify with specificity the action upon which the Company intends to rely to terminate) and the right of the Company to terminate any such employment based upon such action shall be suspended for a period of thirty (30) days to allow the Executive to cure such action.

             [To be used if definitions in Plan is to be replaced.]

                                                                Exhibit B



         "Change in Control" shall mean [SELECT ALL THAT APPLY]:

         [ ] The Company is merged, consolidated, converted or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, conversion or reorganization less than a majority of the combined voting power of the then outstanding securities of the Company or such corporation or other legal entity are held, immediately after such transaction, in the aggregate, by the holders of Voting Stock (as hereinafter defined) of the Company immediately prior to such transaction and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

         [ ] The Company sells (directly or indirectly) all or substantially all of its assets (including, without limitation), by means of the sale of the capital stock or assets of one or more direct or indirect subsidiaries of the Company) to any other corporation or other legal entity (other than a directly or indirectly majority-owned subsidiary of the Company), of which less than a majority of the combined voting power of the then outstanding voting securities (entitled to vote generally in the election of directors or persons performing similar functions on behalf of such other corporation or legal entity) of such other corporation or legal entity is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale and/or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other;

         [ ] Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes (subsequent to the date hereof) the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); provided, however, for purposes of this section, the term "person" will not be deemed to include any "person" who, as of the date hereof, owns forty-five percent (45%) or more of the Voting Stock of the Company; or

         [ ] The stockholders of the Company approve a plan contemplating the liquidation or dissolution of the Company.

                                                                       Exhibit C



         "Good Reason" shall mean [SELECT ALL THAT APPLY]:

         [ ] Failure to elect or reelect the Executive to the office(s) of the Company which the Executive holds as of the date hereof.

         [ ] A significant adverse change imposed by the Board in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position(s) with the Company which the Executive held immediately prior to the date hereof.

         [ ] The Company shall require that the principal place of work of the Executive be changed to any location which is in excess of 25 miles from the location thereof immediately prior to the date hereof

         [ ] The Company shall require the Executive to travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than was required of the Executive prior to the date hereof without, in either case, the Executive's prior consent.

         [ ] Any material breach of this Agreement by the Company or any successor thereto; including, without limitation, any failure to pay to the Executive the compensation payable to the Executive by the Company pursuant to this Agreement.

         [ ] Other _____________________________

                             WEBLINK WIRELESS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING APRIL 5, 2000

               The undersigned hereby appoints John D. Beletic and Frederick G. Anderson, or any one of them, proxies of the
      P        undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of WebLink Wireless, Inc. to be held in Dallas, Texas on
      R        Wednesday, April 5, 2000, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof, hereby revoking
      O        any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of, and a Proxy Statement for such Annual Meeting.
      X                                                                                           (change of address)

      Y        THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
               MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC
               DIRECTIONS TO THE CONTRARY (INDICATED BY MARKING THE             ----------------------------------------------------
               APPROPRIATE BOXES ON THE REVERSE HEREOF), THIS PROXY WILL
               BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR                ----------------------------------------------------
               NOMINEES, FOR APPROVAL OF THE 2000 FLEXIBLE INCENTIVE
               PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF              ----------------------------------------------------
               ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.
                                                                                ----------------------------------------------------



                                                                                                                   -----------
                                                                                                                   SEE REVERSE
                                                                                                                       SIDE
                                                                                                                   -----------
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

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
                                                       WEBLINK WIRELESS, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

                    FOR    WITHHOLD   FOR except vote
                    ALL      ALL      withheld from the
                                      following nominees:

1. Election of                                   NOMINEES: 01 JOHN D. BELETIC,  3. Approval of Amendment to the  FOR AGAINST ABSTAIN
   Directors        [ ]      [ ]       [ ]                 02 LEIGH J.             Nonqualified Formula Stock
                                                           ABRAMSON, 03 ALBERT     Option Plan for Non-Employee  [ ]   [ ]     [ ]
                                                           C. BLACK, JR.,          Directors.
--------------------------------                           04 GUY L. DE CHAZAL,
      Nominee Exceptions                                   05 STEVEN B.         4. The ratification of the       FOR AGAINST ABSTAIN
                                                           DODGE, 06 MICHAEL       appointment of Arthur
(terms to expire at 2001 Annual Meeting of Stockholders)   C. HOFFMAN AND          Andersen LLP as independent   [ ]   [ ]     [ ]
                                                           07 PAMELA D.A. REEVE    auditors.
2. Approval of      FOR    AGAINST   ABSTAIN
   2000 Flexible                                                                5. With discretionary authority
   Incentive Plan.  [ ]      [ ]       [ ]                                         as to such other matters as
                                                                                   may properly come before the
                                                                                   meeting.


                                                                          ----------------------------------------------------------
                                                                          Signature(s)                             Date

                                                                          ----------------------------------------------------------
                                                                          Signature(s)                             Date


                                                                          NOTE:  Please sign exactly as name appears hereon. Joint
                                                                                 owners should each sign. When signing as attorney,
                                                                                 executor, administrator, trustee or guardian,
                                                                                 please give your full title as such.


                         Please sign, date and return the Proxy Card promptly, using the enclosed envelope.
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